As filed with the Securities and Exchange Commission on January 19, 2021

Registration No. 333-237278

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONAL HEALTH INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	62-1470956
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

222 Robert Rose Drive

Murfreesboro, Tennessee 37129

(615) 890-9100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

D. Eric Mendelsohn

222 Robert Rose Drive

Murfreesboro, Tennessee 37129

(615) 890-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David W. Bonser

Les Reese

Hogan Lovells US LLP

555 Thirteenth Street NW

Washington, DC 20004

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Common Stock	(1)(2)	(1)(2)	(1)(2)	(3)
Shares of Preferred Stock	(1)(2)	(1)(2)	(1)(2)	(3)
Debt Securities	(1)(2)	(1)(2)	(1)(2)	(3)
Guarantees of Debt Securities	(2)	(2)	(2)	(4)
Warrants	(1)(2)	(1)(2)	(1)(2)	(3)
Units	(1)(2)	(1)(2)	(1)(2)	(3)

(1)	Omitted pursuant to General Instruction II, E of Form S-3 under the Securities Act of 1933, as amended.
(2)

The amount to be registered consists of an indeterminate amount of the securities of each identified class as may from time to time be offered at indeterminate prices. This registration statement also covers an indeterminate amount of the identified classes of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. No separate consideration will be received for guarantees of debt securities registered hereunder.

(3)

In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a on a “pay as you go” basis.

(4)

Certain subsidiaries of National Health Investors, Inc. may fully and unconditionally guarantee the payment of principal of, and premium (if any) and interest on, the debt securities of National Health Investors, Inc. No separate consideration will be received for the guarantees of debt securities being registered. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required to paid in respect of the guarantees. The guarantees will not be traded separately.

ADDITIONAL GUARANTOR REGISTRANTS (1)(2)

Exact Name of Guarantor	State of Incorporation or Organization	I.R.S. Employer Identification Number
NHI/REIT, Inc.	Maryland	62-1487865
Florida Holdings IV, LLC	Delaware	27-1924499
Inchin Along, LLC	Tennessee	83-1585732
NHI REIT of Alabama, L.P.	Alabama	62-1481479
NHI/REIT of Florida, L.P.	Florida	62-1481481
NHI-REIT of Missouri, LP	Missouri	62-1481480
NHI-REIT of Arizona, Limited Partnership	Arizona	62-1685246
NHI-REIT of Georgia, L.P.	Georgia	62-1481494
NHI-REIT of South Carolina, L.P.	South Carolina	62-1485491
NHI-REIT of California, LP	California	27-2122291
NHI-REIT of Idaho, L.P.	Idaho	62-1685245
NHI-REIT of Virginia, L.P.	Virginia	62-1485490
NHI/Anderson, LLC	Delaware	52-2331153
NHI/Laurens, LLC	Delaware	52-2331154
Texas NHI Investors, LLC	Texas	74-3014115
NHI-REIT of Oregon, LLC	Delaware	46-1292980
NHI-REIT of Florida, LLC	Delaware	27-1928550
NHI-REIT of Minnesota, LLC	Delaware	27-2048470
NHI-REIT of Tennessee, LLC	Tennessee	45-3460114
NHI Selah Properties, LLC	Delaware	45-1860372
NHI-REIT of Wisconsin, LLC	Delaware	46-1560584
NHI-REIT of Ohio, LLC	Delaware	46-2593624
NHI-REIT of Northeast, LLC	Delaware	45-3411924
NHI-REIT of Washington, LLC	Delaware	45-5011225
NHI-REIT of Maryland, LLC	Delaware	46-3823995
NHI-REIT of Seaside, LLC	Delaware	47-2561646
Myrtle Beach Retirement Residence LLC	Oregon	20-1051246
Voorhees Retirement Residence LLC	Oregon	20-3903502
NHI-REIT of Next House, LLC	Delaware	46-4092682
NHI-REIT of Axel, LLC	Delaware	47-4186097
NHI-REIT of Michigan, LLC	Delaware	47-4532373
NHI-REIT of Bickford, LLC	Delaware	81-2256620
NHI-REIT of North Carolina, LLC	Delaware	82-0669098
NHI-REIT of TX-IL, LLC	Delaware	82-0649745
NHI-REIT of Colorado, LLC	Delaware	84-2390389
NHI-Bickford RE, LLC	Delaware	27-1335068
NHI-SS TRS, LLC	Delaware	46-0954233
NHI-REIT of Indiana, LLC	Delaware	84-5193253
NHI-REIT of DSL PropCo, LLC	Delaware	84-1907456

(1)	The address and telephone number for each of the additional guarantor registrants is 222 Robert Rose Drive, Murfreesboro, Tennessee 37129, (615) 890-9100.
(2)

The name, address, including zip code, and telephone number, including area code, of agent for service for each of the additional guarantor registrants is D. Eric Mendelsohn, 222 Robert Rose Drive, Murfreesboro, Tennessee 37129, (615) 890-9100.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the “Post-Effective Amendment”) amends the Registration Statement on Form S-3 (File No. 333-237278) of National Health Investors, Inc. and the guarantor co-registrants filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2020 (the “Initial Registration Statement”). The Post-Effective Amendment is being filed pursuant to Rule 413(b) under the Securities Act of 1933, as amended, for the purpose of: (i) adding NHI-REIT of Indiana, LLC and NHI-REIT of DSL PropCo, LLC as additional guarantor co-registrants that are, or may potentially be, guarantors of some or all of the debt securities issued by National Health Investors, Inc. and (ii) updating certain information in the base prospectus. The existing base prospectus, dated March 19, 2020, that currently forms part of the Initial Registration Statement is being replaced in its entirety by the base prospectus filed with this Post-Effective Amendment. This Post-Effective Amendment will become effective immediately upon filing with the SEC.

PROSPECTUS

NATIONAL HEALTH INVESTORS, INC.

Common Stock

Preferred Stock

Debt Securities

Guarantees

Warrants

Units

National Health Investors, Inc. (“NHI”) may offer and sell from time to time, in one or more offerings, in one or more classes or series:

•	shares of common stock;

•	shares of preferred stock;

•	debt securities;

•	guarantees of debt securities;

•	warrants; and/or

•	units consisting of combinations of any of the foregoing.

The preferred stock and debt securities may be convertible into or exercisable or exchangeable for common stock or other securities of NHI.

NHI may offer and sell these securities to or through one or more underwriters, dealers and/or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

Our common stock is quoted on the New York Stock Exchange (the “NYSE”) under the symbol “NHI.”

We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Certain Provisions of Maryland Law and Our Charter and Bylaws—Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock” in this prospectus for a description of these restrictions.

Investing in any of our securities involves a high degree of risk. Please see the “Risk Factors” sections beginning on page 4 of this prospectus, in the applicable prospectus supplement, and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 19, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in this prospectus in an unlimited amount. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the section entitled “Where You Can Find More Information” in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC, and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any prospectus supplement, any applicable free writing prospectus and any other document incorporated by reference herein or therein is accurate only as of the date on the front cover of the respective document. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Under no circumstances should the delivery of this prospectus to you create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

All references in this prospectus to “NHI,” “the Company,” “we,” “us” or “our” mean National Health Investors, Inc. and its consolidated subsidiaries (except where it is clear from the context that the term means only the issuer, National Health Investors, Inc.). Unless otherwise stated, currency amounts in this prospectus are stated in United States dollars. In this prospectus, we sometimes refer to the shares of common stock, shares of preferred stock, debt securities, warrants and units consisting of combinations of any of the foregoing collectively as the “securities.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that we file with the SEC. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in all cases other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K, until the offering of the securities described herein is terminated:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 19, 2020 (as amended by the Annual Report on Form 10-K/A filed with the SEC on February 25, 2020);

•

Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, filed with the SEC on May 11, 2020, June 30, 2020, filed with the SEC on August 10, 2020, and September 30, 2020, filed with the SEC on November 9, 2020;

•

Our Current Reports on Form 8-K, filed with the SEC on January 8, 2020, January 9, 2020, January 28, 2020, February 3, 2020, February  19,  2020 (filed at 5:26 p.m.), February 21, 2020, March 13, 2020, March 19, 2020 (filed at 9:28 a.m.), March 19, 2020 (filed at 5:24 p.m.), March 23, 2020, April 3, 2020, April 22, 2020, April 29, 2020, May 11, 2020 (filed at 4:42 p.m.), May 29, 2020, June 16, 2020 (filed at 4:29 p.m.) and June 16, 2020 (filed at 5:03 p.m.);

•

The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 20, 2020 that are incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2019; and

•

The description of our common stock contained in Form 10 as amended by Form 8 effective with the SEC in October 1991 and any amendment or report filed for the purpose of updating such description, including the description of amendments to our charter contained in our proxy statement dated March 20, 2009 and Exhibit 4.4 (Description of Securities) on our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 19, 2020.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this prospectus shall be deemed modified, superseded, or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is, or is deemed to be incorporated by reference in this prospectus modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

Investor Relations

National Health Investors, Inc.

222 Robert Rose Drive

Murfreesboro, Tennessee 37129

(615) 890-9100

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and therefore we file annual, quarterly and current reports, proxy statements, and other documents with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxies, information statements, and other information regarding registrants, including us, that file electronically with the SEC. In addition, we make our SEC filings available at the “Investors” section of our website at http://www.nhireit.com, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to, the SEC. Information contained on our website is not incorporated by reference into this prospectus or any prospectus supplement, and information contained on our website does not constitute part of this prospectus or any prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered in this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all of the information set forth in the registration statement. For further information about us and the securities that may be offered, we refer you to the registration statement and the exhibits that are filed with it. You can review the registration statement and its exhibits and schedules as indicated above.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding to purchase any of our securities offered by this prospectus, you should carefully consider the discussion of risks and uncertainties:

•

under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which are incorporated by reference in this prospectus;

•	under the heading “Risk Factors” and similar headings in our subsequent filings under the Exchange Act; and

•	in any applicable prospectus supplement as well as in any document that is incorporated by reference in this prospectus.

For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information.” The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition and results of operations, which could cause you to lose all or a part of your investment in our securities. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect NHI. Additional risks and uncertainties not presently known to us, or that we currently believe are immaterial, also may materially and adversely affect our business, prospects, financial condition and results of operations. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in, or incorporated by reference into, this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectations as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “forecast,” “plan,” “estimate,” “could,” “would,” “potential,” “should” or the negative of these forward-looking phases or similar words or phrases. In addition, we, through our officers, from time to time, make forward-looking oral and written public statements concerning our expected future operations, strategies, securities offerings, growth and investment opportunities, dispositions, capital structure changes, budgets and other developments. Readers are cautioned that, while forward-looking statements reflect our good faith belief and reasonable assumptions based upon current information, we can give no assurance that our expectations or forecasts will be attained. Therefore, readers should be mindful that forward-looking statements are not guarantees of future performance and that they are subject to known and unknown risks and uncertainties that are difficult to predict. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Accordingly, investors should use caution when considering forward-looking statements, which are based on results and trends at the time they are made. As more fully set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, factors that may cause our actual results to differ materially from the expectations expressed or implied by the forward-looking statements include:

•

Actual or perceived risks associated with public health epidemics or outbreaks, such as the Coronavirus (COVID-19), have had and are expected to continue to have a material adverse effect on our business and results of operations;

•	We depend on the operating success of our tenants and borrowers for collection of our lease and note payments;

•	We depend on the success of property development and construction activities, which may fail to achieve the operating results we expect;

•	We are exposed to the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings;

•

Certain tenants in our portfolio account for a significant percentage of the rent we expect to generate from our portfolio, and the failure of any of these tenants to meet their obligations to us could materially and adversely affect our business, financial condition and results of operations and our ability to service our indebtedness or make distributions to our stockholders;

•	We are exposed to the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties;

•

We are exposed to risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates would have on our tenants’ and borrowers’ business;

•	Legislative, regulatory, or administrative changes could adversely affect us or our security holders;

•	We are exposed to the risk that the cash flows of our tenants and borrowers would be adversely affected by increased liability claims and liability insurance costs;

•	We are exposed to risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other parties;

•	We are subject to additional risks related to healthcare operations associated with our investments in unconsolidated entities, which could have a material adverse effect on our results of operations;

•	We are exposed to risks related to environmental laws and the costs associated with liabilities related to hazardous substances;

•	We are exposed to the risk that we may not be fully indemnified by our lessees and borrowers against future litigation;

•	We depend on the success of our future acquisitions and investments;

•	We depend on our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms;

•	We may need to refinance existing debt or incur additional debt in the future, which may not be available on terms acceptable to us;

•

We have covenants related to our indebtedness which impose certain operational limitations and a breach of those covenants could materially adversely affect our financial condition and results of operations;

•	When interest rates increase, our common stock may decline in price;

•	We depend on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt used to finance those investments bears interest at variable rates;

•

We are subject to risks related to changes in the method of determining LIBOR, or the replacement of LIBOR with an alternative reference rate, which may adversely affect interest rates on our current or future indebtedness and may otherwise adversely affect our financial condition and result of operations;

•	We are exposed to the risk that our assets may be subject to impairment charges;

•	We depend on our ability to continue to qualify for taxation as a real estate investment trust (“REIT”);

•	Complying with REIT requirements may cause us to forego otherwise attractive acquisition opportunities or liquidate otherwise attractive investments, which could materially hinder our performance;

•

We are subject to risks associated with our joint venture investment with Life Care Services for Timber Ridge, an Entrance Fee CCRC, associated with Type A benefits offered to the residents of the joint venture’s Entrance Fee community and related accounting requirements;

•

We have ownership limits in our charter with respect to our common stock and other classes of capital stock which may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders;

•

We are subject to certain provisions of Maryland law and our charter and bylaws that could hinder, delay or prevent a change in control transaction, even if the transaction involves a premium price for our common stock or our stockholders believe such transaction to be otherwise in their best interests; and

•

If our efforts to maintain the privacy and security of company information are not successful, we could incur substantial costs and reputational damage, and could become subject to litigation and enforcement actions.

THE COMPANY

National Health Investors, Inc., established in 1991 as a Maryland corporation, is a self-managed REIT specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical facility investments. Our portfolio consists of real estate investments in independent living facilities, assisted living facilities, entrance-fee communities, senior living campuses, skilled nursing facilities, specialty hospitals and medical office buildings. We fund our real estate investments primarily through: (1) operating cash flow, (2) debt offerings, including bank lines of credit and term debt, both unsecured and secured, and (3) the sale of equity securities.

At September 30, 2020, we had investments in real estate, mortgage and other notes receivable involving 243 facilities located in 34 states. These investments involve 162 senior housing properties, 76 skilled nursing facilities, three hospitals, two medical office buildings and other notes receivable. These investments (excluding our corporate office of approximately $2.7 million) consisted of properties with an original cost of $3.3 billion, rented under, primarily, triple-net leases to 34 lessees, and $292.2 million aggregate carrying value of mortgage and other notes receivable due from 11 borrowers.

Our principal offices are located at 222 Robert Rose Drive, Murfreesboro, Tennessee 37129, and our telephone number there is (615) 890-9100.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds, from the offering of securities under this prospectus for general corporate purposes, which may include:

•	funding real estate, mortgage and other note receivable investments;

•	reducing, repaying or refinancing debt;

•	possible acquisitions and business combinations; and

•	working capital and other general purposes.

Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities in a manner consistent with maintaining our qualification as a REIT.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our shares of common stock, shares of preferred stock, debt securities, warrants and units that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK WE MAY OFFER

Please note that in this section entitled “Description of Capital Stock We May Offer,” references to “holders” mean those who own shares of our common or preferred stock, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries.

The following description summarizes the material provisions of the common stock and preferred stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to our charter and our bylaws and applicable provisions of the Maryland General Corporation Law (the “MGCL”). The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our charter and by the articles supplementary related to that series. We will file the articles supplementary with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock.

Our authorized capital stock consists of 60,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. The following description does not contain all the information that might be important to you.

Restrictions on Transfer and Ownership of Stock

As described in “Certain Provisions of Maryland Law and Our Charter and Bylaws—Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock,” our charter contains restrictions on the ownership and transfer of our common and preferred stock that are intended to assist us in complying with the requirements to continue to qualify as a REIT. All such restrictions will apply to any common or preferred stock that we may offer pursuant to this prospectus and applicable prospectus supplement.

Common Stock

As of January 15, 2021, there were 45,185,992 shares of common stock outstanding. All shares of common stock participate equally in dividends payable to holders of common stock when, as and if authorized by our board of directors and declared by us, and in net assets available for distribution to holders of common stock on liquidation, dissolution, or winding up. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Holders of common stock do not have cumulative voting rights in the election of directors or any preemptive rights.

All issued and outstanding shares of common stock are, and the common stock offered by this prospectus will be upon issuance, validly issued, fully paid and nonassessable. Holders of common stock do not have preference, conversion, exchange or preemptive rights. Our board has the power to classify and reclassify any unissued shares of stock from time to time by setting or changing the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications, and terms and conditions of redemption of stock. Our common stock is listed on NYSE under the symbol “NHI.”

The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A.

For a description of certain provision of Maryland law and our charter and bylaws that may affect the rights and restrictions related to our common stock, see “Certain Provisions of Maryland Law and Our Charter and Bylaws.”

Preferred Stock

Shares of our preferred stock may be issued with such designations, preferences, limitations and relative rights as our board of directors may from time to time determine. Our board may, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock. The preferred stock will, when issued, be fully paid and nonassessable. As of the date of this prospectus, there were no shares of our preferred stock outstanding.

If we offer preferred stock, we will file with the SEC a prospectus supplement and/or other offering material relating to that offering that will include a description of the specific terms of the offering, including the following specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of NHI.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up, rank:

•

senior to all classes or series of common stock, and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up;

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on a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up; and

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junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up.

Dividends

Holders of preferred stock of each series shall be entitled to receive, when, as and if authorized by the board of directors and declared by the Company, out of the Company’s assets legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement) at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on the Company’s stock transfer books on such record dates as shall be fixed by the board of directors.

Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the board of directors fails to authorize a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of such series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

Unless otherwise specified in the applicable prospectus supplement, if any preferred stock of any series is outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless full dividends (which include all unpaid dividends in the case of cumulative dividend preferred stock) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the preferred stock of such series.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of such series, all dividends declared upon shares of preferred stock of such series and any other series of preferred stock ranking on a parity as to dividends with such preferred stock shall be declared pro rata among the holders of such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series which may be in arrears.

Until required dividends are paid, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation) shall be declared or paid, or set aside for payment, and no other distribution shall be declared or made upon the common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation. In addition, no common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation).

Any dividend payment made on a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of preferred stock of such series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, any series of preferred stock will be subject to mandatory redemption or redemption at the Company’s option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of such preferred stock that the Company shall redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. NHI may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the Company’s issuance of capital stock, the terms of such preferred stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

So long as any dividends on any series of preferred stock ranking on a parity as to dividends and distributions of assets with such series of the preferred stock are in arrears, no shares of any such series of the preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and the Company will not purchase or otherwise acquire any such shares. However, this will not prevent the purchase or acquisition of such preferred stock to preserve the Company’s REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series.

If the Company is to redeem fewer than all of the outstanding preferred stock of any series, it will determine the number of shares to be redeemed and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by the Company that will not result in the issuance of any excess shares.

If notice of redemption of any preferred stock has been given and the Company has set aside the funds necessary for such redemption in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such preferred stock, such preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of NHI, then, before any distribution or payment shall be made to the holders of common stock, or any other class or series of the Company’s capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred stock will be entitled to receive out of the Company’s assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of the Company’s remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the Company’s legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of preferred stock, the Company’s remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

Voting Rights

Holders of preferred stock will only have such voting rights as specifically provided in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Pursuant to our charter, our board of directors may, in its discretion, authorize and issue any notes, bonds, debentures or other obligations of our company on such terms and at such prices as our board of directors determines in its sole discretion.

We may issue debt securities in one or more series under an indenture to be entered into between us and Regions Bank, as trustee. The form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture will be available for inspection as described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The indenture is subject to and governed by the Trust Indenture Act of 1939.

We describe below some of the terms of the debt securities and some of the provisions of the indenture. We will describe in a prospectus supplement the specific terms of the debt securities and the extent to which the provisions described below apply. The descriptions in this prospectus and the applicable prospectus supplement are not complete and may not contain all of the information that may be important to you. To obtain further information, you should refer to the provisions of the indenture and the debt securities. Capitalized terms used in this summary but not defined have the meaning specified in the indenture.

General

The indenture provides that we may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in, or under authority granted by, a resolution of our board of directors or as established in one or more supplemental indentures or officer’s certificates. We may issue debt securities with terms different from those of debt securities previously issued. Debt securities of one series may be issued at different times and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

•	the title of the series of debt securities;

•	the aggregate principal amount of the debt securities of the series and any limit on the aggregate principal amount;

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if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in the indenture and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

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the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which we will pay the principal of and premium, if any, on debt securities of the series, or the method used to determine such date or dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

•	the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

•	the place or places where the payments on the debt securities of the series will be payable;

•	the terms and conditions, if any, upon which we are required to, or may, at our option, redeem debt securities of the series;

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the terms and conditions, if any, upon which we will be required to repurchase debt securities of the series pursuant to any sinking fund or analogous provision or at the option of the holders of debt securities of the series;

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if other than the entire principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of such securities or the method by which such portion is to be determined;

•	the authorized denominations in which debt securities of the series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

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the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer or exchange, (3) the debt securities of the series may be surrendered for conversion or exchange and (4) notices or demands to or upon us in respect of the debt securities of the series or the indenture may be served, if different than the corporate trust office of the trustee;

•	the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable into equity of our company or any other Person or into any other securities;

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if other than U.S. dollars, the foreign currency or currencies in which purchases of, and payments on, the debt securities of the series must be made, the manner of determining the equivalent thereof in U.S. dollars for any purpose, and the ability, if any, of our company or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies and the terms and conditions upon which such election may be made;

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whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “indexed securities”) and the manner used to determine those amounts;

•	any addition to, modification of, or deletion of, any covenant or event of default with respect to debt securities of the series or any guarantee;

•	whether the securities will be secured and, if so, the collateral and the extent to which, and the terms and conditions upon which, such securities will be secured;

•	if the securities will not be subject to any provisions relating to satisfaction and discharge, defeasance or covenant defeasance;

•	the covenants subject to covenant defeasance;

•	the terms and conditions, if any, upon which debt securities are to be issuable upon the exercise of warrants;

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the circumstances under which we or any guarantor will pay additional amounts on such securities in respect of any tax, assessment, or other governmental charge and whether we will have the option to redeem such securities rather than pay the additional amounts;

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if there is more than one trustee, the identity of the trustee that has any obligations, duties and remedies with respect to the debt securities and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to the debt securities;

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whether securities of the series will be guaranteed by a guarantor and, if so, the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of the debt securities and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

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if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any date;

•	whether the debt securities will not be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	the exchanges, if any, on which the debt securities of the series may be listed;

•	the price or prices at which the debt securities of the series will be sold;

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if debt securities issuable in global form are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the forms and terms of such certificates documents or conditions;

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the person to whom any interest on any registered security shall be payable, if other than the person in whose name such security is registered at the close of business on the regular record date for such payment and the extent to which, or the manner in which, any interest payable on a temporary global security will be paid if other than in the manner provided in the indenture;

•	any additional covenants subject to waiver by the act of the holders of debt securities pursuant to the indenture;

•	any change in the right of the trustee or the right of the requisite holders of debt securities to declare the principal amount thereof due and payable; and

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any other terms of debt securities of the series and any deletions from or modifications or additions to the indenture in respect of such securities. As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include additional amounts, if any, payable on the debt securities of such series in that context.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Other than to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the indenture will not contain any provisions that would limit our ability to incur indebtedness or to substantially reduce or eliminate our consolidated assets, which may have a material adverse effect on our ability to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)	a highly leveraged or similar transaction involving our management, or any affiliate of any of those parties,

(2)	a change of control, or

(3)	a reorganization, restructuring, merger, or similar transaction involving us or our affiliates.

Registration, Transfer, Payment and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at an office of our company or an agent of our company in the United States. However, we, at our option, may make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by us, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the indenture. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in clause (1) of the section below titled “—Events of Default” shall be paid to the holders as of the record date for the interest payment date for which interest has not been paid.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, we will not be required to:

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issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection

•	register the transfer of or exchange any registered security, or any portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

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issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under either indenture:

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the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination;

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the principal amount of any indexed security that shall be deemed to be outstanding for these purposes shall be the principal amount of the indexed security determined on the date of its original issuance, unless otherwise provided in the indenture;

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the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security; and

•	a debt security owned by us or any obligor on the debt security or any affiliate of our company or such other obligor shall be disregarded and deemed not to be outstanding.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by us at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Covenants

Existence

Except as described under the section below titled “—Merger, Consolidation or Sale,” we will be required to do everything necessary to preserve and keep in full force and effect our existence, rights and franchises. But we will not be required to preserve any right or franchise if our board of directors determines that the preservation of the right or franchise is no longer desirable in the conduct of our business.

Maintenance of Properties

We will be required to cause all of our material properties used or useful in the conduct of our business or any of our subsidiaries’ businesses to be maintained and kept in good condition, repair and working order (normal wear and tear, casualty and condemnation excepted) and supplied with all necessary equipment and to cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in our judgment may be necessary in order for us to at all times properly and advantageously conduct our business carried on in connection with such properties. We will not be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if it is in our best interests, (2) discontinuing maintenance or operation of any property if, in our reasonable judgment, doing so is in our best interest, or (3) selling or otherwise disposing for value our properties in the ordinary course of business.

Payment of Taxes and Other Claims

We will be required to pay or discharge before they become delinquent (1) all material taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon the income, profits or property of our company or any of our subsidiaries, and (2) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a material lien upon the property of our company or any Subsidiary. However, we will not be required to pay or discharge any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Additional Covenants

The applicable prospectus supplement will describe any additional covenants of our company relating to any series of debt securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following is an Event of Default with respect to any series of debt securities issued under either indenture:

(1)	default for thirty (30) days in the payment of any installment of interest or additional amounts payable with respect to such interest under the debt securities of that series;

(2)

default in the payment of the principal of or premium, if any, on, or any additional amounts payable in respect of any principal of or premium, if any, on the debt securities of that series, when the same becomes due and payable or default is made in the deposit of any sinking fund payment with respect to the debt securities of that series when due;

(3)

failure to comply with any of our other agreements contained in the debt securities or the indenture (other than an agreement a default in whose performance or whose breach is elsewhere specifically dealt with in the indenture or which has expressly been included in the indenture solely for the benefit of a series of debt securities other than that series) upon receipt by us of notice of such default by the trustee or receipt by us and the trustee of notice of such default by holders of not less than twenty five percent (25%) in aggregate principal amount of the debt securities of that series then outstanding and we fail to cure (or obtain a waiver of) such default within ninety (90) days after we receive such notice;

(4)

failure to pay any recourse indebtedness for monies borrowed by us in an outstanding principal amount in excess of $50 million at final maturity or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice of such failure to us from the trustee (or to us and the trustee from holders of at least twenty five percent (25%) in principal amount of the outstanding debt securities of that series); and

(5)	specified events of bankruptcy, insolvency, or reorganization with respect to us.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities.

If an Event of Default specified in clause (5) above occurs, then the principal of, and premium, if any, on all the outstanding debt securities of the applicable series and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, and premium, if any, on, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

The indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or such debt securities, or for the appointment of a receiver or trustee, or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received written notice of an Event of Default with respect to such series from a holder of a debt security of such series, a written request to institute proceedings in respect of such Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security satisfactory to the trustee, and no inconsistent direction has been given to the trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision of either indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any additional amounts on that debt security on the respective due dates for those payments, and in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange as the case may be, such debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any such right to convert or exchange, and this right shall not be impaired without the consent of such holder.

The trustee is under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity or security satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee, provided that the direction would not conflict with any rule or law or with the applicable indenture or with any series of debt securities, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series) not joining in such action or could not involve the trustee in personal liability, and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

Within 120 calendar days after the close of each fiscal year, we must deliver to each trustee an officer’s certificate stating whether or not such certifying officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modifications, Waivers and Meetings

The indenture permits us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the applicable indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the applicable indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the applicable indenture.

However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any additional amounts, if any, with respect to, any debt securities;

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reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any additional amounts payable with respect to any debt securities or related guarantee or change our or any guarantor’s obligation to pay additional amounts;

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reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security or the amount thereof provable in the event of bankruptcy;

•	adversely affect any right of repayment or repurchase at the option of any holder;

•	change any place where, or the currency in which, the principal of, any premium or interest on, or any additional amounts with respect to any debt security or guarantee is payable;

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impair the right to institute suit to enforce the payment of any debt securities or guarantee on or after their stated maturity (or, in the case of redemption on or after the redemption date, or on or after the date for repayment or repurchase);

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in the case of any debt security which is convertible into or exchangeable for other securities or property, impair the right to institute suit to enforce the right to convert or exchange such Security in accordance with its terms;

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reduce the percentage in aggregate principal amount of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the applicable indenture or specified defaults under the applicable indenture and their consequences;

•

modify the sections of the applicable indenture setting forth the provisions of such indenture that may not be amended without the consent of holders, or providing for the waiver of past defaults and the waiver of certain covenants, except to increase any such percentage or provide that certain other provisions of such indenture cannot be modified or waived without the consent of holder of each outstanding debt security of such series;

•	release a guarantor from any of the obligations under a guarantee except as permitted under the applicable indenture; or

•	make any change that adversely affects the right, if any, to convert or exchange any debt security for common equity or other securities or property.

The indenture also contains provisions permitting us and any guarantor, as applicable, and the trustee, without the consent of the holders of any debt securities, to modify or amend the applicable indenture, among other things:

•	to evidence a successor to us or any guarantor, if applicable, as under the indenture, or successive successions, and the assumption by any such successor of the covenants of company or any guarantor;

•

to add to the covenants of our company or any guarantor for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us or any guarantor in the indenture;

•

to change or eliminate any restrictions on the payment of principal of or any premium or interest on or any additional amounts with respect to any debt securities or any guarantee, provided any such action does not adversely affect the interest of the holders of debt securities of any series;

•	to add to the Events of Default in a manner that benefits the holders of all or any series of debt securities issued under the indenture;

•

to establish the form or terms of debt securities of any series, and the form of the guarantee of debt securities of any series (provided that any such deletions, additions and changes shall not be applicable to any other series of debt securities then outstanding);

•	to make any change necessary to comply with any requirement of the SEC in connection with the indenture under the Trust Indenture Act;

•

to provide for any guarantee of the holders of debt securities of a series, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the debt securities which such release, termination or discharge is permitted by the indenture;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture;

•

to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any holder in any material respect;

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities; provided, that the action shall not adversely affect the interests of the holders of debt securities;

•	to provide for the issuance of additional debt securities, subject to the limitations established in the indenture;

•	to comply with the rules of any applicable depository or the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•	to add to or change any provisions of the indenture to such extent as is necessary to permit or facilitate the issuance of debt securities in uncertificated form;

•

to amend or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities, provided that the amendment or supplement (i) does not (a) apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision, or (b) modify the rights of holders of any such debt securities with respect to such provision, or (ii) becomes effective only when no security described in clause (i)(a) is outstanding;

•

in the case of any series of debt securities which are convertible into or exchangeable for common shares or other securities or property, to safeguard or provide for the conversion or exchange rights of such debt securities in the event of any reclassification or change of outstanding common shares or any merger, consolidation, statutory share exchange or combination of us with or into another person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of our assets to any other person or similar transactions, if expressly required by the terms of such debt securities;

•	to provide for reduction in the minimum denominations of the debt securities; or

•

to conform the terms of the indenture or the debt securities of a series, as applicable, to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of such debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some of the restrictive provisions of the applicable indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (a) in the payment of the principal of, or premium, if any, or interest, if any, on, and any additional amounts with respect to, the debt securities of that series, (b) with respect to the conversion or exchange of a series of debt securities convertible or exchangeable into common equity of our company, or (c) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the trustee, and also, upon the Company’s or any guarantor’s request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of any series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Merger, Consolidation or Sale

We may merge or consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of our property and assets to, any other entity, provided that the following conditions are met:

(1)

we are the continuing entity, or the successor entity (if other than us) formed by or resulting from any consolidation or merger or which shall have received the sale, assignment, conveyance, transfer or lease of property and assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions in the indenture;

(2)

immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3)

either we or the successor entity, in either case, shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable indenture and that all conditions precedent provided for relating to such transaction have been complied with and that such supplemental indenture is valid, legal and binding against the successor entity.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which we are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and (except in the case of a lease) we shall be discharged from our obligations under the debt securities and the indenture.

Discharge, Defeasance and Covenant Defeasance

Satisfaction and Discharge

The indenture provides that, upon our direction, the indenture shall cease to be of further effect with respect to the debt securities of any series specified by us, subject to the survival of specified provisions of the indenture, including (unless the accompanying prospectus supplement provides otherwise) our obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and our, or any guarantor’s, if applicable, obligation to pay additional amounts in respect of such debt securities to the extent described below, when:

•	either

(A)	all outstanding debt securities of that series have been delivered to the trustee for cancellation, subject to exceptions, or

(B)

all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of additional amounts and (y) the amount of any additional amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole discretion, those additional amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

and, in either case

•	we have paid all other sums payable under the indenture with respect to the debt securities of that series (including amounts payable to the trustee); and

•

the trustee has received an officer’s certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the indenture in respect of the debt securities of such series have been satisfied.

If the debt securities of any series provide for the payment of additional amounts, we or any guarantor, as applicable, will remain obligated, following the deposit described above, to pay additional amounts on those debt securities to the extent that they exceed the amount deposited in respect of those additional amounts as described above.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, we may elect with respect to the debt securities of the particular series either:

•	to defease and discharge a series of debt securities and any and all obligations with respect to those debt securities (“legal defeasance”), except for, among other things:

(A)

the obligation to pay additional amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those additional amounts exceed the amount deposited in respect of those amounts as provided below;

(B)	the obligations to register the transfer or exchange of those debt securities;

(C)	the obligation to replace mutilated, destroyed, lost, or stolen debt securities;

(D)	the obligation to maintain an office or agent of our company in the United States, in respect of those debt securities;

(E)	the rights of holders of such outstanding debt securities to receive payments from moneys held in trust when such payments are due;

(F)	the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof; and

(G)	the rights, powers, trusts, duties and immunities of the trustee; or

•

to be released from our obligations and the obligations of any guarantor with respect to those debt securities under (A) certain covenants in the indenture related to the preservation of the rights (charter and statutory) and our franchises, maintenance of insurance and payment of material taxes and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the indenture) which through the scheduled payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of additional amounts and (y) the amount of the additional amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our reasonable discretion, the additional amounts with respect to those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments. If the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date.

The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or are bound;

•	in the case of legal defeasance, we shall have delivered to the trustee an opinion of independent counsel confirming that:

(A)	we have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)	since the date of the indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•

in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and

•

we shall have delivered to the trustee an officer’s certificate and legal opinion to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the applicable indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust or trusts separate and apart from the trust or trusts administered by any other trustee under the indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee.

We may maintain corporate trust relationships in the ordinary course of business with the trustee. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. The trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

Under the Trust Indenture Act, the indenture is deemed to contain limitations on the right of the trustee, should it become a creditor of our company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest under the Trust Indenture Act relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

Governing Law

The indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401.

Notices

All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, or if delivered electronically pursuant to the applicable procedures of the depositary, to them at their respective addresses in the register maintained by the trustee.

DESCRIPTION OF GUARANTEES

Certain subsidiaries of the Company may guarantee (fully and unconditionally) the due and punctual payment of the principal of, and any premium and interest on, or other obligations related to, one or more series of debt securities of the Company, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of the Company punctually to pay any principal, premium or interest on any guaranteed debt security, such subsidiaries will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Company. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed securities.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase shares of common stock or preferred stock or debt securities. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the specific terms of any warrants we may offer in the prospectus supplement relating to those warrants, which terms will include:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	a discussion of any material U.S. federal income tax considerations applicable to the acquisition, ownership, exercise and disposition of the warrants;

•	information with respect to book-entry procedures, if applicable; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash the number of shares of common stock or preferred stock or debt securities at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the shares of common stock or preferred stock or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

As described in “Certain Provisions of Maryland Law and Our Charter and Bylaws—Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock,” our charter contains restrictions on the ownership and transfer of our common and preferred stock that are intended to assist us in complying with the requirements to continue to qualify as a REIT. All such restrictions will apply to any common or preferred stock that we may offer pursuant to this prospectus and applicable prospectus supplement.

DESCRIPTION OF UNITS WE MAY OFFER

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, other securities or any combination of such securities. Such combinations may include, but are not limited to, units consisting of common stock, preferred stock, debt securities and warrants. The applicable prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	the terms of any unit agreement governing the units;

•	the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of any material U.S. federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

As described in “Certain Provisions of Maryland Law and Our Charter and Bylaws—Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock,” our charter contains restrictions on the ownership and transfer of our common and preferred stock that are intended to assist us in complying with the requirements to continue to qualify as a REIT. All such restrictions will apply to any common or preferred stock that we may offer pursuant to this prospectus and applicable prospectus supplement.

BOOK ENTRY PROCEDURES AND SETTLEMENT

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following paragraphs summarize certain provisions of Maryland law and of our charter and bylaws. This is a summary, and does not completely describe Maryland law, our charter or our bylaws. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.

Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock

We have restrictions on the ownership and transfer of our common and preferred stock in our charter that are intended to assist us in complying with the requirements to continue to qualify as a REIT. Our charter prohibits the beneficial ownership of shares of common or preferred stock in excess of the ownership limit and any attempted transfer in violation of the ownership limit is void.

Our charter provides that any transfer that (i) would result in a person owning shares in excess of the ownership limit, which as of the date of this prospectus and as a result of the Excepted Holder Agreements discussed below, is (a) for all stockholders who are not Excepted Holders (as defined below), a percentage determined by a formula set forth in our charter designed to accommodate our Excepted Holders, currently determined to be 7.5%, in the lesser of number or value, of our outstanding shares of common stock or (b) for Excepted Holders, the limit specifically set forth in the applicable Excepted Holder Agreement, (ii) would cause NHI to be beneficially owned by fewer than 100 persons, or (iii) would cause NHI to be “closely held” under the Internal Revenue Code of 1986, as amended (the “Code”), would be void. For purposes of the ownership limit, shares are beneficially owned by the person who is the actual owner or who is treated as the owner of such shares, directly, indirectly or constructively under the Code. At any time when there are no Excepted Holders with limits specifically set forth in the applicable Excepted Holder Agreements, our charter specifies that the ownership limit described above is 9.9%. With respect to preferred stock, we may, in articles supplementary creating any such preferred stock, determine a limit on the ownership of one more classes or series of preferred stock.

Any shares that are owned in violation of the ownership limit or that would cause us to be closely held will be automatically converted into shares of “Excess Stock” under our charter effective as of the day before the transaction giving rise to the conversion. Our charter provides that, upon conversion, shares of Excess Stock will be deemed to be contributed into a trust held for the sole benefit of a tax exempt charitable organization designated by our board of directors. Shares of Excess Stock will carry the same voting rights and rights to distributions and dividends as the shares from which they were converted. However, any distributions or dividends paid on the shares of Excess Stock will be held in the trust and all voting rights with respect to the shares of Excess Stock may be exercised only by the trustee. The trustee may sell shares of Excess Stock provided that any such sale would not result in a violation of the ownership limitation. From the proceeds of such sale, the trustee is required to distribute to the holder of such shares the lesser of (i) the price paid by the record owner for such shares (or, if no consideration was paid by such record owners, the average closing price for such shares for the ten trading days immediately preceding the date the record owner acquired such shares) or (ii) the proceeds received by the trustee. All remaining proceeds will be distributed to the charitable beneficiary.

We may purchase shares converted into Excess Stock for a price per share equal to the lesser of (i) the per share price paid by the holder in the transaction that cause such shares to be converted into Excess Stock (or in the case of a devise or gift, the market price at the time of such devise or gift) or (ii) the market price of the shares from which such Excess Stock was converted on the date NHI exercises its purchase right.

Our board of directors has the power to permit persons to own shares in excess of the ownership limit (thereby becoming “Excepted Holders”) provided that the board believes that NHI’s REIT status will not be jeopardized and otherwise decides that such action is in our best interest and any such persons enter into excepted holder agreements with us.

Effective April 29, 2008, we entered into Excepted Holder Agreements with W. Andrew Adams and certain members of his family. These written agreements are intended to restate and replace the parties’ prior verbal agreement. A separate agreement was entered into with each of the spouse and children of Dr. Carl E. Adams and others within Mr. W. Andrew Adams’ family. We needed to enter into such an agreement with each family member because of the complicated ownership attribution rules under the Code. These agreements permit the “Excepted Holders” to own stock in excess of 9.9% up to the limit specifically provided in the individual agreement and not lose rights with respect to such shares. However, if the stockholder’s stock ownership exceeds the limit then such shares in excess of the limit become Excess Stock. The purpose of these agreements is to ensure that NHI does not violate the prohibition against a REIT being closely held.

Based on the Excepted Holder Agreements currently outstanding, as of the date of this prospectus, the ownership limit of our outstanding common stock for all other stockholders who are not Excepted Holders is approximately 7.5%. This ownership limit may change if we enter into additional Excepted Holder Agreements. Our charter gives our board of directors broad powers to prohibit and rescind any attempted transfer in violation of the ownership limit.

Upon demand by us, each stockholder must disclose such information with respect to direct and indirect ownership of stock owned (or deemed to be owned after applying the rules applicable to REITs under the Code) as our board of directors deems reasonably necessary in order that we may fully comply with the REIT provisions of the Code. Proposed transferees of stock must also satisfy the board, upon demand, that such transferees will not cause us to fall out of compliance with such provisions.

Board Structure and Election of Directors

Our charter divides our board of directors into three classes (Class A, Class B and Class C), with directors in each class serving for three-year terms and only one class up for election each year. Moreover, no director may be removed prior to the expiration of his or her term except for cause. These provisions in our charter may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of our company and may maintain the incumbency of our board of directors, because this structure generally increases the difficulty of, or may delay, replacing a majority of the directors.

Our bylaws provide that our board of directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three nor more than nine. Holders of common stock have no right to cumulative voting for the election of directors. Under our bylaws, a majority of all the votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to elect a director (with votes cast including votes to withhold authority and excluding abstentions). However, in the event of a contested election of directors, a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present is required. A vacancy which arises through the death, resignation or removal of a director or as a result of an increase in the number of directors may be filled by a majority vote of the entire board of directors, and a director so elected shall serve until the next annual meeting of stockholders and until a successor is duly elected and qualified.

Our bylaws provide that nominations of persons for election to our board of directors may be made only:

•	by, or at the direction of, a majority of our board of directors or a duly authorized committee thereof; or

•

by a stockholder who was a stockholder at the time the notice of meeting was given and is entitled to vote at the meeting and who has complied with the advance notice procedures, including the minimum time period, described in the bylaws.

Removal of Directors

Our charter does not vary the default provisions of the MGCL regarding the removal of directors. Accordingly, the stockholders may remove any director by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors and, because our board is classified, a director may not be removed without cause.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders are to be held each year on the last Thursday of April or at such other date and time as determined by our board of directors. Special meetings of stockholders may be called only by a majority of the directors then in office, by the chairman of our board of directors or our president. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders shall be called by our secretary upon the written request of stockholders entitled to cast not less than 25% of the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Maryland law and our bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each stockholder entitled to vote on the matter.

Advance Notice of Director Nominations

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors may be made only:

•	by or at the direction of our board of directors (or a duly authorized committee thereof); or

•

by a stockholder who was a stockholder of record both at the time of giving of the notice of the meeting and as of the record date for the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations made in accordance with our bylaws, our bylaws may have the effect of precluding a contest for the election of directors if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting shares of stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as described under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Our charter provides that any person who has been identified by our board of directors as a “Current Excepted Holder” or any of such person’s affiliates shall not be deemed to be “Interested Stockholders” under these provisions of the MGCL. The Current Excepted Holders include members of the Carl E. Adams family and their current affiliates.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons are entitled to exercise or direct the exercise of the voting power in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by Maryland law, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our charter provides that the voting rights of shares of our stock held by a person identified by our board of directors as a “Current Excepted Holder” and their affiliates shall not be governed by the control share provisions of the MGCL. The Current Excepted Holders include members of the Carl E. Adams family and their current affiliates.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL, commonly referred to as the Maryland Unsolicited Takeover Act (“MUTA”), permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that requires the request of the holders of at least a majority of all votes entitled to be cast to call a special meeting of stockholders; and

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred.

An election to be subject to any or all of the foregoing statutory provisions may be made in our charter or bylaws, or by resolution of our board of directors without stockholder approval. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary. Neither our charter nor our bylaws provides that we are subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, our board of directors could adopt a resolution, without stockholder approval, to elect to become subject to some or all of these statutory provisions.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

The business combination and control share acquisition provisions of Maryland law, our classified board structure (including for-cause removal), our ownership limits, unanimity requirement for written consent by stockholders and the advance notice provisions of our bylaws, among other things, could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Likewise, if our board of directors were to opt in to any of the provisions of MUTA, such provisions could have similar anti-takeover effects.

Amendments to our Charter

Our charter may be amended only if declared advisable by our board of directors and approved by our stockholders by the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter. In certain limited circumstances, the board of directors may amend the charter by way of a majority of the entire board of directors but without action by the stockholders.

Amendments to our Bylaws

To the fullest extent permitted by the MGCL, our board of directors shall have the power at any annual, regular or special meeting (with appropriate notice), to alter or repeal any of our bylaws and to make new bylaws. Our stockholders shall have the power at any annual or special meeting (with appropriate notice), with the approval of stockholders holding more than 66 2/3% of all outstanding shares of our capital stock, to alter or repeal any of our bylaws and to make new bylaws.

Limitation of Directors’ and Officers’ Liability and Indemnification

Limitation of Liability of Directors and Officers

Our charter limits the liability of directors and officers to us and our stockholders to the full extent permitted under the MGCL. The MGCL presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited by charter provision, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit, or (ii) if the judgment or other final adjudication is entered in a proceeding based on a finding that the directors’ or officers’ action, or failure to act, was a result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The provisions of our charter do not limit the ability of us or our stockholders to obtain other relief, such as injunction or rescission.

Indemnification of Directors and Officers

Our charter and bylaws, taken together, provide that we shall, to the fullest extent permitted by the MGCL, indemnify present and former directors of NHI as well as persons elected or appointed as officers of NHI on account of matters arising in their capacity as officers. Our charter also provides that we shall have the power to indemnify any one or more of the following classes of individuals: (1) former officers, (2) present or former agents and/or employees, (3) present or former administrators, trustees or other fiduciaries under any pension, profit sharing, deferred compensation, or other employee benefit plan maintained by NHI, and (4) persons serving or who have served at our request in any of these capacities for any other corporation, partnership, joint venture, trust or other enterprises.

Section 2-418 of the MGCL requires a corporation, unless its charter provides otherwise, which our charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. Section 2-418 of the MGCL generally permits indemnification of any director or officer made or threatened to be made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

Advancement of Expenses on behalf of Directors and Officer

The MGCL permits a corporation to advance expenses prior to the final disposition of a proceeding upon obtaining: (i) a written affirmation by the director or officer of the director’s good faith belief that the director has met the standard of conduct necessary for indemnification by such corporation as authorized by the MGCL and (ii) a written statement by or on the director’s behalf to repay the amount paid or reimbursed by such corporation if it shall ultimately be determined that the standard of conduct was not met. Because our charter and bylaws do not obligate us to advance expenses, expenses can be advanced upon approval of our board, pursuant to a provision in a contract with the director or officer, or upon an amendment of our bylaws approved by the board.

Mergers, Consolidations, and other Fundamental Transactions

Our board of directors must declare advisable and our stockholders must approve (by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter) any merger with or into another entity, any consolidation, any statutory share exchange, and any conversion into another entity.

Dissolution of NHI

Our dissolution must be declared by our board of directors and approved by our stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast by our stockholders on the matter.

FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes our taxation and the material U.S. federal income tax consequences associated with an investment in our securities. The tax treatment of security holders will vary depending upon the holder’s particular situation, and this discussion addresses only holders that hold securities as a capital asset and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the U.S. federal income tax laws apply, including:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	banks and other financial institutions;

•	tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Holders”);

•	certain insurance companies;

•	persons liable for the alternative minimum tax;

•	persons that hold securities as a hedge against interest rate or currency risks or as part of a straddle or conversion transaction;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Holders”); and

•	holders whose functional currency is not the U.S. dollar.

The statements in this section are based on the Code, current, temporary, and proposed Treasury regulations under the Code, legislative history of the Code, administrative interpretations and practices of the Internal Revenue Service (the “IRS”), and court decisions. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to particular taxpayers who requested and received those rulings. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

No rulings have been issued by, or will be sought from, the IRS, or from any other taxing authority, as to any of the matters described in this prospectus. In the absence of any such rulings, no assurances can be given that the following discussion and opinions will prove to be accurate, or that the courts will agree with the tax consequences described below in the event of a challenge by the IRS.

This section is not a substitute for careful tax planning. We urge you to consult your tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the U.S. federal, state, local, foreign, and other tax consequences to you regarding the purchase, ownership and sale of our securities. You should also consult with your tax advisor regarding the impact of potential changes in the applicable tax laws.

The CARES Act

The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) (P.L. 116-136) that was signed into law on March 27, 2020 includes several significant tax provisions. These changes include:

•

the elimination of the taxable income limit for net operating losses (“NOLs”) for all taxable years beginning after December 31, 2017 and before January 1, 2021, thereby permitting corporate taxpayers to use NOLs to fully offset taxable income (although as a REIT, we will continue to only be able to use NOLs against taxable income remaining after taking into account any dividends-paid deduction);

•	allowing our TRSs to carry back NOLs arising in 2018, 2019, and 2020 to the five taxable years preceding the taxable year of the loss;

•

an increase to the business interest limitation under Section 163(j) of the Code, from 30 percent to 50 percent for taxable years 2019 and 2020 and the addition of an election by taxpayers to use their 2019 adjusted taxable income as their adjusted taxable income in 2020 for purposes of applying the limitation; and

•

a “technical correction” amending Section 168(e)(3)(E) of the Code to add “qualified improvement property” to “15-year property” and assigning a class life of 20 years under Section 168(g)(3)(B) of the Code to qualified improvement property under Section 168(e)(3)(E)(vii) of the Code.

Tax Reform Legislation Enacted December 22, 2017

On December 22, 2017, the President signed into law H.R. 1, which generally took effect for taxable years beginning on or after January 1, 2018. This legislation made many changes to the U.S. federal income tax laws that significantly impact the taxation of individuals, corporations (including non-REIT C corporations and corporations that have elected to be taxed as REITs) and taxpayers with overseas assets and operations. These changes are generally effective for taxable years beginning after December 31, 2017. However, a number of changes that reduce the tax rates applicable to non-corporate taxpayers (including a new 20% deduction for qualified REIT dividends that reduces the effective rate of regular income tax on such income) and limit the ability of such taxpayers to claim certain deductions will expire for taxable years beginning after 2025, unless Congress acts to extend them.

These changes impact us and our stockholders in various ways, some of which are adverse relative to prior law, and this summary of U.S. federal income tax considerations incorporates these changes where applicable. To date, the IRS has issued only some guidance with respect to certain provisions of the new law. There are numerous interpretative issues and ambiguities that still require guidance and that are not clearly addressed in the new legislative history that accompanied H.R. 1, and additional technical corrections are needed to clarify certain of the new provisions and give proper effect to Congressional intent. There can be no assurance that technical clarifications or other legislative changes that may be needed to prevent unintended or unforeseen tax consequences will be enacted by Congress in the near future.

U.S. Federal Taxation of NHI as a REIT

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, and since our formation, have filed our U.S. federal income tax return as a REIT. We believe that we have met the requirements for qualification as a REIT since our initial REIT election in 1991, and we expect to qualify as such for each of our taxable years. Our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, the various qualification tests and organizational requirements imposed under the Code, as discussed below, including qualification tests based on NHI’s assets, income, distributions and stock ownership.

In connection with this prospectus, Hogan Lovells US LLP has rendered an opinion to us to the effect that commencing with our taxable year ended December 31, 2017, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code for the taxable year ending December 31, 2020 and future taxable years. It must be emphasized that the opinion of Hogan Lovells US LLP is based on various assumptions and factual representations relating to our organization, assets and operations, including factual representations contained in a certificate provided to Hogan Lovells US LLP by us. You should be aware that opinions of counsel are not binding upon the IRS or any court and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Our qualification as a REIT depends on our ability to satisfy various requirements under the Code relating to qualification for REIT status (discussed below) and some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while we intend to continue to qualify to be taxed as a REIT, the actual results of our operations for any particular year might not satisfy these requirements for qualification and taxation as a REIT. Hogan Lovells US LLP will not monitor our compliance with the requirements for REIT qualification on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Hogan Lovells US LLP has no obligation to update its opinion subsequent to the date of such opinion, or to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. For a discussion of the tax consequences of our failure to qualify as a REIT. See “—Failure to Qualify as a REIT” below.

The sections of the Code relating to qualification and operation as a REIT, and the U.S. federal income taxation of a REIT and its stockholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

Provided we qualify for taxation as a REIT, we generally are not subject to U.S. federal income tax on REIT taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it substantially eliminates the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning shares in a corporation. Our distributions, however, will generally not be eligible for (i) the lower rate of tax applicable to dividends received by an individual from a “C corporation” (as defined below) or (ii) the corporate dividends received deduction. Further, we will be subject to U.S. federal tax in the following circumstances:

•	First, we will have to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•

Second, if we have (a) net income from the sale or other disposition of “foreclosure property,” as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, we will have to pay tax at the highest corporate rate on that income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable.

•

Third, if we have net income from “prohibited transactions,” as defined in the Code, we will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We do not intend to engage in prohibited transactions. We cannot assure you, however, that we will only make sales that satisfy the requirements of the safe harbor or that the IRS will not successfully assert that one or more of such sales are prohibited transactions.

•

Fourth, if we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “—Requirements for Qualification,” but we have nonetheless maintained our qualification as a REIT because we have satisfied other requirements necessary to maintain REIT qualification, we will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) the amount by which 75% of our gross income exceeds the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) the amount by which 95% of our gross income exceeds the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect our profitability.

•

Fifth, if we fail, in more than a de minimis fashion, to satisfy one or more of the asset tests under the REIT provisions of the Code for any quarter of a taxable year, but nonetheless continue to qualify as a REIT because we qualify under certain relief provisions, we will likely be required to pay a tax of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset tests.

•

Sixth, if we fail to satisfy one or more of the requirements for REIT qualification under the REIT provisions of the Code (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements.

•

Seventh, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for that year, (2) 95% of our REIT capital gain net income for that year and (3) any undistributed taxable income from prior periods, we would have to pay a 4% excise tax on the excess of that required distribution over the sum of (a) the amount actually distributed plus (b) retained amounts on which corporate tax is paid by us.

•

Eighth, if we acquire any appreciated asset from a C corporation in certain transactions in which we must adopt the basis of the asset or any other property in the hands of the C corporation as our basis of the asset in our hands, and we recognize gain on the disposition of that asset during the 5-year period beginning on the date on which we acquired that asset, then we will have to pay tax on the built-in gain as of the date on which we acquired the asset at the highest regular corporate rate unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition. In general, a “C corporation” means a corporation that has to pay full corporate-level tax.

•

Ninth, if we receive non-arm’s length income from one of our taxable REIT subsidiaries (as defined under “—Requirements for Qualification”), or as a result of services provided by our taxable REIT subsidiaries to our tenants, we will be subject to a 100% tax on the amount of our non-arm’s-length income.

•

Tenth, we may elect to retain and pay tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for the proportionate share of the tax we paid.

•	Eleventh, income earned by our taxable REIT subsidiaries will be subject to tax at regular rates.

•

Twelfth, if we fail to comply with the requirement to send annual letters to our U.S. stockholders holding a certain percentage of our stock requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

•

Thirteenth, we will be required to pay 100% on any “redetermined rents,” “redetermined deductions,” “excess interest,” or “redetermined taxable REIT subsidiary service income.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined taxable REIT subsidiary service income generally represents income of taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT, and we must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests, and (d) annual dividend requirements.

Organizational Requirements

The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

•	that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

•	the beneficial ownership of which is held by 100 or more persons;

•

during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to also include certain entities; and

•	which meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

We expect that we will satisfy the conditions described in the first through the seventh bullet points of the preceding paragraph. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the stock are described in the section “Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock” above.

Where appropriate, we have entered into certain Excepted Holder Agreements that allow certain stockholders to exceed certain charter limits while minimizing the risk that we will fail to satisfy the share requirements. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in the fifth and sixth bullet points above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in the sixth bullet point above, we will be treated as having met this requirement. See “—Failure to Qualify as a REIT” below.

For purposes of determining share ownership under the sixth bullet point, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and the beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the sixth bullet point.

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT that does not join with the REIT in making a taxable REIT subsidiary election. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

An unincorporated domestic entity, such as a limited liability company, that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests.

If, as in our case, a REIT is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate capital share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that capital share. Also, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

In addition, the Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships (including partnerships in which we are a partner) and the collection of any tax resulting from such audits or other tax proceedings. Under the new rules, the partnership itself must pay any “imputed underpayments,” consisting of delinquent taxes, interest, and penalties deemed to arise out of an audit of the partnership, unless certain alternative methods are available and the partnership elects to utilize them. The new rules generally do not apply to audits of taxable years beginning before January 1, 2018, and many of the details, including the means by which a partnership can avail itself of the alternative methods and the manner in which the alternative methods may apply to REITs, will be determined through Treasury Regulations or other guidance. Although it is uncertain how certain aspects of these rules will be implemented, it is possible that in the future, we and/or any partnership in which we are a partner could be subject to, or otherwise bear the economic burden of, U.S. federal income tax, interest, and penalties resulting from a U.S. federal income tax audit as a result of the changes enacted by the Bipartisan Budget Act of 2015.

We have direct or indirect control of all partnerships and limited liability companies in which we own an interest and intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT.

Ownership of Interests in Qualified REIT Subsidiaries

We may, from time to time, own interests in subsidiary corporations. We own and operate a number of properties through our wholly-owned subsidiaries that we believe will be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). Thus, in applying the U.S. federal income tax requirements described in this prospectus, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of our total assets, as described below in “—Asset Tests.”

Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT.

First, at least 75% of our gross income for each taxable year (excluding gross income from prohibited transactions) must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•

interest on debt secured by mortgages on real property, or on interests in real property (including interest on an obligation secured by a mortgage on both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of all the property securing the obligation);

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets; and

•

income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year (excluding gross income from prohibited transactions) must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, if we attach a schedule of the sources of our income to our return, and if any income would be entitled to the benefit of these relief provisions. As discussed above in “U.S. Federal Taxation of NHI as a REIT,” even if these relief provisions were to apply, a tax would be imposed with respect to the excess net income.

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is generally excluded from both the numerator and the denominator in both income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•

First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales.

•

Second, we must not own, and an actual or constructive owner of 10% or more of our capital stock must not own, actually or constructively, 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant, unless such tenant is our taxable REIT subsidiary and certain other conditions are met. The uncertainty of the application of the attribution rules at any point in time makes uncertain the determination that all or the requisite percentage of rents received by us from tenants that are publicly owned entities, such as National HealthCare Corporation or NHC, are “rents from real property” within the meaning of the Code. We believe that we have not owned directly or by attribution at any time 10% or more of the outstanding ownership interests in any tenant. If the rents received do not qualify, we might not qualify as a REIT unless the relief provisions described below are determined to be available. Management of NHI has carefully reviewed the ownership of NHC and of each other tenant and of our common stock with the foregoing attribution rules in mind and, to the best of its knowledge, we do not own directly or by attribution 10% or more of the outstanding ownership interests in any tenant, including NHC.

•

Third, the rent attributable to the personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year (the “personal property ratio”).

•

Fourth, we cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide noncustomary services to our tenants without tainting our rents from the related properties. We have not provided services to leased properties that have caused rents to be disqualified as rents from real property, and in the future, we intend that any services provided will not cause rents to be disqualified as rents from real property.

We may also lease “qualified health care properties” on an arm’s-length basis to a taxable REIT subsidiary if the property is operated on behalf of such subsidiary by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating health care facilities for any person unrelated to us or our taxable REIT subsidiary. Generally, the rent that we receive from our taxable REIT subsidiary in such structures will be treated as “rents from real property.” A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility that extends medical or nursing or ancillary services to patients and is operated by a provider of such services that is eligible for participation in the Medicare program with respect to such facility.

We generally do not intend to receive rent that fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based, in whole or in part, on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•

an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

Interest on debt secured by mortgages on real property or on interests in real property (including, in the case of a loan secured by real property and personal property, such personal property to the extent that it does not exceed 15% of the total fair market value of all such property securing the loan), including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, under applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of: (i) the date we agreed to acquire or originate the loan; or (ii) in the event of a “significant modification,” the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property— that is, the amount by which the loan exceeds the value of the real property that is security for the loan. IRS guidance provides that we do not need to redetermine fair market value of the real property securing the loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the loan.

We may invest in loans secured by real property that is under construction or being significantly improved, in which case the value of the real estate that is security for the loan will be the fair market value of the land plus the reasonably estimated cost of the improvements or developments (including, in the case of a loan secured by real property and personal property, such personal property to the extent that it does not exceed 15% of the total fair market value of all such property securing the loan) which will secure the loans and which are to be constructed from proceeds of the loan.

We hold certain mezzanine loans and may originate or acquire other mezzanine loans. Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we expect that some of our mezzanine loans may not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we originate or acquire do not qualify for the safe harbor described above, the interest income from the loans may be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We believe that we currently invest in mezzanine loans, and intend to continue to invest in mezzanine loans, in a manner that will enable us to satisfy the REIT gross income and asset tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all of the facts and circumstances of the particular transaction. There is a safe harbor from such treatment, under which we will not be subject to the 100% tax with respect to a sale of property if (i) the property has been held for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property, and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure and other than certain involuntary conversions) in the year of sale or (b) (x) substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income or, for taxable years beginning after December 31, 2015, through a taxable REIT subsidiary, and (y) at least one of the following criteria is met, in each case excluding sales of foreclosure property and involuntary conversions:

•	the aggregate adjusted bases of property sold during the year of sale is 10% or less of the aggregate adjusted bases of all our assets as of the beginning of the taxable year;

•	the aggregate fair market value of property sold during the year of sale is 10% or less of the aggregate fair market value of all our assets as of the beginning of the taxable year;

•

for sales after December 31, 2015, the aggregate adjusted bases of property sold during the year of sale is 20% or less of the aggregate adjusted bases of all of our assets as of the beginning of the taxable year, and the aggregate adjusted bases of property sold during the year of sale and the two preceding years is 10% or less of the sum of the aggregate adjusted bases of all of our assets on the first day of the year of sale and the two preceding years; or

•

for sales after December 31, 2015, the aggregate fair market value of property sold during the year of sale is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, and the aggregate fair market value of property sold during the year of sale and the two preceding years is 10% or less of the sum of the aggregate fair market value of all of our assets on the first day of the year of sale and the two preceding years.

The sale of more than one property to a buyer as part of one transaction constitutes one sale for purposes of this safe harbor. We intend to own our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning rental properties and making occasional sales of properties as are consistent with our investment objectives, and we believe that we have complied with the safe harbor provisions and will continue to so comply in the future. However, the IRS may successfully contend that some of our sales are prohibited transactions, in which case we would be required to pay the 100% penalty tax on the gains resulting from any such sales.

Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). Effective for taxable years beginning after December 31, 2015, if we have entered into a hedging transaction and a portion of the hedged indebtedness or property is disposed of and in connection with such extinguishment or disposition we enter into a new “clearly identified” hedging transaction (a “Counteracting Hedge”), income from the applicable hedge and income from the Counteracting Hedge (including gain from the disposition of such Counteracting Hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Failure to Satisfy Gross Income Tests

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

•	we file a description of each item of our gross income in accordance with applicable Treasury Regulations.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. As discussed above in “—U.S. Federal Taxation of NHI as a REIT,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year:

•

First, at least 75% of the value of our total assets must consist of: (a) cash or cash items, including certain receivables, (b) government securities, (c) real estate assets, including interests in real property, leaseholds and options to acquire real property and leaseholds, (d) interests in mortgages on real property (including an interest in an obligation secured by a mortgage on both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of all the property securing the obligation) or on interests in real property, (e) stock in other REITs, (f) debt instruments issued by publicly offered REITs (i.e., REITs which are required to file annual and periodic reports with the SEC under the Exchange Act), (g) personal property leased in connection with real property to the extent that rents attributable to such personal property do not exceed 15% of the total rent received under the lease and are treated as “rents from real property”; and (h) investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five year term;

•	Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets;

•	Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities;

•	Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries;

•

Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test; and

•

Sixth, for taxable years beginning after December 31, 2015, no more than 25% of our total assets may consist of debt instruments issued by publicly offered REITs that qualify as “real estate assets” only because of the express inclusion of “debt instruments issued by publicly offered REITs” in the definition.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” generally does not include debt securities issued by a partnership to the extent of our interest as a partner of the partnership or if at least 75% of the partnership’s gross income (excluding income from prohibited transactions) is qualifying income for purposes of the 75% gross income test. In addition, “straight debt” and certain other instruments are not treated as “securities” for purposes of the 10% value test.

Failure to Satisfy the Asset Tests

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we fail to satisfy one or more of the asset tests for any quarter of a taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. For example, there are relief provisions that are generally available for failures of the 5% asset test and the 10% asset tests if the failure is due to the ownership of assets that do not exceed the lesser of 1% of our total assets or $10 million, and the failure is corrected within six months following the quarter in which it was discovered. Additionally, there are provisions that allow a REIT that fails one or more of the asset requirements to maintain its qualification as a REIT if the failure is due to reasonable cause and not due to willful neglect, we file a schedule with a description of each asset causing the failure in accordance with Treasury Regulations, the failure is corrected within 6 months following the quarter in which it was discovered, and we pay a tax consisting of the greater of $50,000 per failure and a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test. We may not qualify for the relief provisions in all circumstances.

Taxable REIT Subsidiary

A REIT may directly or indirectly own stock in a taxable REIT subsidiary. A taxable REIT subsidiary may be any corporation in which we directly or indirectly own stock and where both NHI and the subsidiary make a joint election to treat the corporation as a taxable REIT subsidiary, in which case it is treated separately from us and will be subject to U.S. federal corporate income taxation. Our stock, if any, of a taxable REIT subsidiary is not subject to the 10% or 5% asset tests. Instead, the value of all taxable REIT securities owned by us cannot exceed 20% of the value of our assets. We currently own all of the membership interests of NHI-SS TRS, LLC, a taxable REIT subsidiary. Such taxable REIT subsidiary will be subject to U.S. federal corporate income taxation.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends, to our stockholders in an aggregate amount not less than: the sum of (a) 90% of our “REIT taxable income,” computed without regard to the dividends-paid deduction or our net capital gain or loss, and (b) 90% of our after-tax net income, if any, from foreclosure property, minus the sum of certain items of non-cash income.

We must pay such dividends in the taxable year to which they relate, or in the following taxable year if we declare the dividend before we timely file our U.S. federal income tax return for the year and pay the dividend on or before the first regular dividend payment date after such declaration and within the twelve-month period following the close of such year. These distributions generally are taxable to our existing stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions may relate to the prior year for purposes of the 90% distribution requirement. However, if we declare a dividend in October, November or December of a taxable year, such dividend is payable to stockholders of record on a specified date in any such month and such dividend is actually paid before the end of the January of the following year, such dividend will be treated as both paid by us and received by our stockholders on December 31 of the year in which it was declared.

Unless we qualify as a “publicly offered REIT,” in order for distributions to be counted toward our distribution requirement and to provide a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among our different classes of stock set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the requirements for REIT qualification. We intend to be a publicly offered REIT, and therefore, any preferential dividends paid by us should qualify for the dividends paid deduction.

To the extent that we do not distribute all of our net capital gains or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will have to pay tax on those amounts at regular ordinary and capital gains corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for that year, (b) 95% of our capital gain net income for that year, and (c) any undistributed taxable income from prior periods, we would have to pay a 4% nondeductible excise tax on the excess of the required dividend over the amounts actually distributed.

We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. Further, we believe that our cash flow will generally exceed our REIT taxable income, and therefore, we anticipate that we will generally have sufficient cash or liquid assets to satisfy the distribution requirements. However, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income, or if the amount of nondeductible expenses (such as principal amortization or capital expenses) exceeds the amount of noncash deductions (such as depreciation). If these timing differences occur, we may be required to borrow funds or sell assets to pay cash dividends or we may be required to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest and penalties based upon the amount of any deduction we take for deficiency dividends.

Interest Deduction Limitation Enacted by H.R. 1

Commencing in taxable years beginning after December 31, 2017, Section 163(j) of the Code, as amended by H.R. 1, limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If this election is available, then depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. If we do not make the election or if the election is determined not to be available with respect to all or certain of our business activities, the interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our taxable REIT subsidiaries to have greater taxable income and thus potentially greater corporate tax liability.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from specified stockholders, which information is designed to disclose the actual ownership of our outstanding common stock. We have complied and intend to continue to comply with these requirements.

Accounting Period

In order to elect to be taxed as a REIT, we must use a calendar year accounting period. We will use the calendar year as our accounting period for U.S. federal income tax purposes for each and every year we intend to operate as a REIT.

Failure to Qualify as a REIT

If we fail to qualify as a REIT in any taxable year and no relief provision applied, we would have the following consequences. We would be subject to U.S. federal income tax at the regular corporate rate applicable to regular C corporations on our taxable income, determined without reduction for amounts distributed to stockholders. We would not be required to make any distributions to stockholders, and any dividends to stockholders would be taxable as ordinary income to the extent of our current and accumulated earnings and profits (which may be subject to tax at preferential rates to individual stockholders). Corporate stockholders could be eligible for a dividends-received deduction if certain conditions are satisfied. Unless we qualified for relief under specific statutory provisions, we would not be permitted to elect taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We might not be entitled to the statutory relief described in this paragraph in all circumstances.

Relief From Certain Failures of the REIT Qualification Provisions

If we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements. We may not qualify for this relief provision in all circumstances.

Taxation of Taxable U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of securities that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any State thereof or the District of Columbia;

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

As long as we qualify as a REIT, distributions made by us out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to our taxable U.S. holders as ordinary income. Individuals receiving “qualified dividends” from domestic and certain qualifying foreign subchapter C corporations may be entitled to lower rates on dividends (at rates applicable to long-term capital gains, currently at a maximum rate of 20%) provided certain holding period requirements are met. However, individuals receiving dividend distributions from us, a REIT, will generally not be eligible for such lower rates on dividends except with respect to the portion of any distribution which (a) represents dividends being passed through to us from a corporation in which we own shares (but only if such dividends would be eligible for the lower rates on dividends if paid by the corporation to its individual stockholders) (b) is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) are attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. The lower rates will apply only to the extent we designate a distribution as qualified dividend income in a written notice to you. Individual taxable U.S. holders should consult their own tax advisors to determine the impact of these provisions. Dividends of this kind will not be eligible for the dividends received deduction in the case of taxable U.S. holders that are corporations. Dividends made by us that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gain from the sale of a capital asset held for more than one year, to the extent that such designated amounts do not exceed our actual net capital gain for the taxable year, without regard to the period for which a taxable U.S. holders has held its common stock. Thus, with certain limitations, capital gain dividends received by an individual taxable U.S. holder may be eligible for preferential rates of taxation. Taxable U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gains on the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are individuals, to the extent of previously-claimed depreciation deductions.

To the extent that we pay dividends, not designated as capital gain dividends, in excess of our current and accumulated earnings and profits, these dividends will be treated first as a tax-free return of capital to each taxable U.S. holder. Thus, these dividends will reduce the adjusted basis which the taxable U.S. holder has in our stock for tax purposes by the amount of the dividend, but not below zero. Dividends in excess of a taxable U.S. holder’s adjusted basis in its common stock will be taxable as capital gains, provided that the stock is held as a capital asset.

Stockholders may not include in their own income tax returns any of our net operating losses or capital losses. However, we generally are allowed to carry over such losses for potential offset against our future income, subject to certain limitations.

We may elect to retain, rather than distribute, all or a portion of our net long-term capital gains and pay the tax on such gains. If we make such an election, we will designate amounts as undistributed capital gains in respect of your shares or beneficial interests by written notice to you which we will mail out to you with our annual report or at any time within 60 days after December 31 of any year. When we make such an election, taxable U.S. holders holding common stock at the close of our taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of our taxable year falls, the amount that we designate in a written notice mailed to our stockholders. We may not designate amounts in excess of our undistributed net capital gain for the taxable year. Each taxable U.S. holder required to include the designated amount in determining the holder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by us in respect of such U.S. holder’s share of our undistributed net capital gains. Taxable U.S. holders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. Taxable U.S. holders will increase their basis in their stock by the difference between the amount of the includible gains and the tax deemed paid by the stockholder in respect of these gains.

Dividends made by us and gain arising from a taxable U.S. holder’s sale or exchange of our stock will not be treated as passive activity income. As a result, taxable U.S. holders generally will not be able to apply any passive losses against that income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

When a taxable U.S. holder sells or otherwise disposes of our securities, the holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder’s adjusted basis in the security for tax purposes. This gain or loss will be capital gain or loss if the U.S. holder has held the security as a capital asset. The gain or loss will be long-term gain or loss if the U.S. holder has held the security for more than one year. Long-term capital gains of an individual taxable U.S. holder is generally taxed at preferential rates (currently, a maximum of 20%). Any gain recognized by an individual stockholder on the sale of our securities held for less than one year will be taxed at ordinary income rates (currently, a maximum of 37%). The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gains at corporate ordinary-income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years. In general, any loss recognized by a taxable U.S. holder when the holder sells or otherwise disposes of our securities that the holder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of dividends received by the holder from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us

A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder;

•	results in a “complete termination” of the U.S. holder’s stock interest in us; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. holder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange.

Medicare Tax on Investment Income

Subject to certain exceptions, U.S. holders that are individuals, estates or trusts are required to pay a 3.8% Medicare tax on, among other items of income, dividends and capital gains from the sale or other disposition of our stock. U.S. holders are urged to consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our stock.

Information Reporting Requirements and Backup Withholding

We will report to our holders of our stock and to the IRS the amount of interest or dividends we pay during each calendar year and the amount of tax we withhold, if any. A holder may be subject to backup withholding with respect to dividends unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain dividends to any holders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. holders, see “—Taxation of Non-U.S. Holders.”

Taxation of Tax-Exempt Holders

Amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Provided that a tax-exempt holder is not one of the types of entity described in the next paragraph and has not held its stock as “debt financed property” within the meaning of the Code, and the stock is not otherwise used in a trade or business, the dividend income from the stock will not be unrelated business taxable income to a tax-exempt stockholder. Similarly, income from the sale of stock will not constitute unrelated business taxable income unless the tax-exempt holder has held the stock as “debt financed property” within the meaning of the Code or has used the stock in a trade or business.

Income from an investment in our securities will constitute unrelated business taxable income for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts exempt from U.S. federal income taxation under the applicable subsections of Section 501(c) of the Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its securities. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the foregoing, however, a portion of the dividends paid by a “pension-held REIT” will be treated as unrelated business taxable income to any trust which:

•	is described in Section 401(a) of the Code;

•	is tax-exempt under Section 501(a) of the Code; and

•	holds more than 10% (by value) of the equity interests in the REIT.

Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as “qualified trusts.” A REIT is a “pension-held REIT” if:

•

it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts will be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

•

either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. We do not expect to be classified as a pension-held REIT, but this cannot be guaranteed.

The rules described above in “—Taxation of Taxable U.S. Holders” concerning the inclusion of our designated undistributed net capital gains in the income of our stockholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

Taxation of Non-U.S. Holders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of U.S. federal, state, and local income tax laws on ownership of common stock, including any reporting requirements.

Ordinary Dividends. Dividends, other than dividends that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests, as discussed below, and other than dividends designated by us as capital gain dividends, will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend will ordinarily apply to dividends of this kind to non-U.S. holders, unless an applicable income tax treaty reduces that tax. However, if income from an investment in our stock is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the United States (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holder to U.S. taxation on a net income basis), tax at graduated rates will generally apply to the non-U.S. holder in the same manner as U.S. holders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the stockholder is a foreign corporation. We expect to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. holder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate (ordinarily, IRS Form W-8BEN or W-8BEN-E) is filed with us or the appropriate withholding agent or (b) the non-U.S. holders files an IRS Form W-8ECI or a successor form with us or the appropriate withholding agent claiming that the dividends are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Dividends to a non-U.S. holder that are designated by us at the time of dividend as capital gain dividends which are not attributable to or treated as attributable to the disposition by us of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below.

Return of Capital. Distributions in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from our disposition of a U.S. real property interest, will not be taxable to a non-U.S. holder to the extent that they do not exceed the adjusted basis of the non-U.S. holder’s stock. Distributions of this kind will instead reduce the adjusted basis of the stock. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. holder’s common stock, they will give rise to tax liability if the non-U.S. holder otherwise would have to pay tax on any gain from the sale or disposition of its common stock, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. holder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current accumulated earnings and profits.

Capital Gain Dividends. For any year in which we qualify as a REIT, dividends that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a non-U.S. holder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended. Under this statute, these dividends are taxed to a non-U.S. holder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. holders will be taxed on the dividends at the normal capital gain rates applicable to U.S. holders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of non-U.S. holders that are individuals. The above rules relating to distributions attributable to gains from our sales or exchanges of U.S. real property interests (or such gains that are retained and deemed to be distributed) will not apply with respect to a non-U.S. holder that does not own more than 10% of our common stock at any time during the taxable year, provided our common stock is “regularly traded” on an established securities market in the United States.

We believe, but cannot guarantee, that our stock is, or will remain, “regularly traded.” We are required by applicable Treasury Regulations under the Foreign Investment in Real Property Tax Act of 1980, as amended, to withhold 21% of any distribution that we could designate as a capital gains dividend. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a non-U.S. holder, withholding does not apply to the distribution under this statute. Rather, we must effect the 21% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. holder may credit the amount withheld against its U.S. tax liability.

Sale of Our Stock. Gain recognized by a non-U.S. holder upon a sale or exchange of our stock generally will not be taxed under the Foreign Investment in Real Property Tax Act if we are a “domestically controlled REIT,” defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. We believe, but cannot guarantee, that we have been and will continue to be a domestically controlled REIT, and, therefore, that taxation under this statute generally should not apply to the sale of our common stock. However, because our stock is publicly traded, no assurance can be given that the we will qualify as a domestically controlled REIT at any time in the future. Gain to which this statute does not apply will be taxable to a non-U.S. holder if investment in the common stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the United States (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holders to U.S. taxation on a net income basis). In this case, the same treatment will apply to the non-U.S. holders as to U.S. holders with respect to the gain. In addition, gain to which the Foreign Investment in Real Property Tax Act does not apply will be taxable to a non-U.S. holder if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual’s capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.

If we were not a domestically controlled REIT, tax under the Foreign Investment in Real Property Tax Act would apply to a non-U.S. holder’s sale of common stock, provided that our common stock is “regularly traded” on an established securities market in the United States, only if the selling non-U.S. holders owned more than 10% of the class of common stock sold at any time during a specified period. This period is generally the shorter of the period that the non-U.S. holder owned the common stock sold or the five-year period ending on the date when the stockholder disposed of the common stock. If tax under this statute applies to the gain on the sale of common stock, the same treatment would apply to the non-U.S. holder as to U.S. holders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under the Foreign Investment in Real Property Tax Act. In addition, a sale of our stock by a “qualified foreign pension fund” that holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under the Foreign Investment in Real Property Tax Act. Non-U.S. holders are urged to consult their own tax advisors regarding the applicability of these rules to their particular investment in our stock.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes and exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or are paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS in a timely manner.

Tax Aspects of the Partnerships

We own, directly or indirectly, interests in various partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes and may own interests in additional partnerships and limited liability companies in the future. Our ownership interests in such partnerships and limited liability companies involve special tax considerations. These special tax considerations include, for example, the possibility that the IRS might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships or disregarded entities, as opposed to associations taxable as corporations, for U.S. federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would therefore be subject to an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “U.S. Federal Taxation of NHI as a REIT—Asset Tests” and “U.S. Federal Taxation of NHI as a REIT—Income Tests” above. This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify as a REIT” for a discussion of the effect on our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not organized or otherwise required to be treated as a corporation (an “eligible entity”) may elect to be taxed as a partnership or disregarded entity for U.S. federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for U.S. federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership or disregarded entity for U.S. federal income tax purposes unless it elects otherwise. The partnerships and limited liability companies in which we own an interest intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for U.S. federal income tax purposes.

Taxation of the Leases

The availability to us of, among other things, depreciation on our properties will depend upon the treatment of us as the owner of such properties and the classification of our leases as true leases, rather than, for example, financing transactions for U.S. federal income tax purposes. Based on a number of court decisions, whether we will be treated as the owner of our properties and whether each lease will constitute a true lease for U.S. federal income tax purposes will be determined by reference to the facts and circumstances.

No assurances can be given that the IRS will not successfully challenge our status as the owner of our properties and the status of each lease as a true lease. For example, the IRS could take the position that NHC’s original contribution of the real property to NHI in 1991 and leaseback of the properties by NHC constituted a financing transaction in which NHC is the owner and NHI merely a secured creditor. In such event, we would not be entitled to claim depreciation with respect to any facility subject to the lease. As a consequence, we might lack sufficient cash or liquid assets to meet the distribution requirements, or if the requirements were met, a larger percentage of distributions from us in a particular year would constitute ordinary dividend income instead of a partial return of capital to our stockholders.

State and Local Taxes

We and/or our security holders may be subject to taxation by various states and localities, including those in which we or a holder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. For instance, while some states recognize the status of REITs as corporations and permit them to substantially eliminate corporate-level taxation via deductible distributions, other states may not. Consequently, holders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non- U.S. entities. Under these rules, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends, interest and sales proceeds to U.S. holders who own our capital stock and indebtedness through foreign accounts or foreign intermediaries and certain non-U.S. holders. Specifically, a 30% withholding tax may be imposed on dividends and interest, and, after December 31, 2018 (subject to the proposed Treasury Regulations discussed below), gross proceeds from the sale, exchange, redemption or other disposition of capital stock and indebtedness paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. Prospective investors should consult their tax advisors regarding these rules.

Treasury Regulations proposed in December 2018 eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Investors Should Seek Their Own Tax Advice

The preceding is a brief summary of the tax considerations potentially affecting NHI and its stockholders. This discussion is based on the current state of the law, which is subject to legislative, administrative or judicial actions. Moreover, the discussion does not fully address consideration that may adversely affect the treatment of certain prospective investors (such as corporations, foreign and tax-exempt investors). In these circumstances, and particularly because the ultimate tax impact may vary depending upon the personal circumstances of each investor, ALL PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX ASPECTS OF OWNING AND DISPOSING OF COMMON STOCK OR PREFERRED STOCK OF NHI.

Taxation of Debt Securities

The following summary describes certain material U.S. federal income tax consequences of acquiring, owning and disposing of debt securities issued by NHI. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

U.S. Holders

Stated Interest and Market Discount. U.S. holders of debt securities will be required to include stated interest on the debt securities in gross income for U.S. federal income tax purposes in accordance with their methods of accounting for tax purposes. Purchasers of debt securities should be aware that the holding and disposition of debt securities may be affected by the market discount provisions of the Code. These rules generally provide that if a U.S. holder of a debt security purchases it at a market discount and thereafter recognizes gain on a disposition of the debt security, including a gift or payment on maturity, the lesser of the gain or appreciation, in the case of a gift, and the portion of the market discount that accrued while the debt security was held by the U.S. holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt security’s stated principal amount. The market discount rules also provide that a U.S. holder who acquires a debt security at a market discount and who does not elect to include the market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the debt security until the U.S. holder disposes of the debt security in a taxable transaction.

A U.S. holder of a debt security acquired at a market discount may elect to include the market discount in income as the discount on the debt security accrues, either on a straight line basis, or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. holder of a debt security elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.

U.S. holders that use an accrual method of accounting generally are required to include amounts in income no later than the time such amounts are reflected as revenue on such financial statements. Recently issued proposed regulations provide that original issue discount and market discount will not be subject to these special timing rules. U.S. holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of these rules to their particular situation.

Amortizable Bond Premium. Generally, if the tax basis of a debt security held as a capital asset exceeds the amount payable at maturity of the debt security, the excess may constitute amortizable bond premium that the U.S. holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the U.S. holder’s acquisition date to the debt security’s maturity date. A U.S. holder who elects to amortize bond premium must reduce the tax basis in the related debt security by the amount of the aggregate deductions allowable for amortizable bond premium.

The amortizable bond premium deduction is treated as an offset to interest income on the related security for U.S. federal income tax purposes. Prospective investors are urged to consult their own tax advisors as to the consequences of the treatment of this premium as an offset to interest income for U.S. federal income tax purposes.

Payments in Excess of Stated Interest and Principal. In certain circumstances, we may be obligated to make payments in excess of stated interest and the principal amount of the debt securities. Unless otherwise provided in the prospectus supplement pursuant to which any such debt securities are issued, we intend to take the position that the debt securities should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the debt securities, that such additional amounts will have to be paid. Assuming such position is respected, any amounts paid to a U.S. holder pursuant to any such redemption or repurchase, as applicable, would be taxable as described below in “—U.S. Holders—Disposition.” This position is binding on a U.S. holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. The IRS, however, may take a position contrary to NHI’s position, which could affect the timing and character of a U.S. holder’s income and the timing of deductions with respect to the debt securities. U.S. holders are urged to consult their own tax advisors regarding the potential application to our debt securities of the contingent payment debt instrument rules and the consequences thereof.

Disposition. In general, a holder of a debt security will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of the debt security. The gain or loss is measured by the difference between (a) the amount of cash and the fair market value of property received and (b) the U.S. holder’s tax basis in the debt security as increased by any market discount previously included in income by the U.S. holder and decreased by any amortizable bond premium deducted over the term of the debt security. However, the amount of cash and the fair market value of other property received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules described above, any gain or loss will generally be long-term capital gain or loss, provided the debt security was a capital asset in the hands of the U.S. holder and had been held for more than one year.

Non-U.S. Holders

Interest. Interest paid to a non-U.S. holder on its debt securities that is not effectively connected with such holder’s conduct of a U.S. trade or business will not be subject to U.S. federal withholding tax, provided that:

•	such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of NHI stock entitled to vote;

•	such holder is not a controlled foreign corporation with respect to which NHI is a “related person” within the meaning of Section 864(d)(4) of the Code;

•	such holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

(a) the non-U.S. holder certifies in a statement provided to NHI or its paying agent, under penalties of perjury, that it is not a U.S. person within the meaning of the Code and provides its name and address, (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the non-U.S. holder certifies to NHI or its paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such holder is not a U.S. person and provides NHI or its paying agent with a copy of such statement or (c) the non-U.S. holder holds its debt securities directly through a “qualified intermediary” and certain conditions are satisfied.

The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the non-U.S. holder must inform the withholding agent of any change in the information on the statement within 30 days of such change.

A non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such holder’s conduct of a U.S. trade or business and the holder provides NHI with appropriate certification (as discussed below under “—Non-U.S. Holders—U.S. Trade or Business”).

If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% U.S. federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the U.S. and the non-U.S. holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN (or applicable successor form) and claim the reduction or exemption on the form.

Sale or Other Taxable Disposition of the Debt Securities. A non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a debt security so long as (i) the gain is not effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (or, if a tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such non-U.S. holder) and (ii) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is not present in the United States for 183 days or more in the taxable year of disposition or certain other requirements are not met. A non-U.S. holder who is an individual and does not meet this exemption should consult his or her tax advisor regarding the potential liability for U.S. federal income tax on such holder’s gain realized on a debt security.

In certain circumstances, we may be required to make certain payments in excess of stated interest and the principal amount of the debt securities. Except as otherwise described in the applicable prospectus supplement, such payments generally should be treated as additional amounts paid for the debt securities, subject to the rules described above.

U.S. Trade or Business. If interest paid on a debt security or gain from a disposition of a debt security is effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a U.S. permanent establishment to which such amounts are generally attributable), the non-U.S. holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-U.S. holder is subject to U.S. federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a debt security or gain from a disposition of a debt security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a U.S. trade or business.

PLAN OF DISTRIBUTION

We may offer and sell the securities offered in this prospectus from time to time as follows:

•	through agents;

•	to or through dealers or underwriters;

•	directly to other purchasers;

•	in block trades;

•	through a combination of any of these methods of sale; and

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, the securities offered in this prospectus may be issued as a dividend or distribution or in a subscription rights offering to existing holders of securities. In some cases, we may also repurchase securities and reoffer them to the public by one or more of the methods described above.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principals for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may, and if acting as agent in an “at-the-market” equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the securities, including securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer-manager may realize profits or losses independent of any dealer-manager fee paid by us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties with whom we may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations and will include information about any commissions we may pay for soliciting these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

The securities offered in this prospectus may or may not be listed on a national securities exchange. In connection with the offering of the securities hereby which are listed on a national securities exchange, underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, NHI and its subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the common shares offered hereby and certain tax matters, will be passed upon for us by Hogan Lovells US LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and schedules as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, which are included in our Annual Report on Form 10-K for the year ended December 31, 2019, are incorporated by reference in this prospectus and have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Senior Living Communities, LLC as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019, included in National Health Investors, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended (Form 10-K/A) have been audited by Moyer, Smith & Roller, P.A., independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of issuance and distribution.

The following table sets forth the estimated expenses in connection with the offering contemplated by this Registration Statement:

SEC registration fee	$(1)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee fees	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.
(2)	These fees and expenses depend on the amount of securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnifications of directors and officers.

The following applies to National Health Investors, Inc. and NHI-REIT, Inc.

Our charter provides that we shall, to the fullest extent permitted by the MGCL, indemnify present and former directors of NHI. Our charter also provides that we shall have the power to indemnify, by express provision in our bylaws, by agreement, or by majority vote of either our stockholders or disinterested directors, any one or more of the following classes of individuals: (i) present or former officers, (ii) present or former agents and/or employees, (iii) present or former administrators, trustees or other fiduciaries under any pension, profit sharing, deferred compensation, or other employee benefit plan maintained by NHI, and (iv) persons serving or who have served at our request in any of these capacities for any other corporation, partnership, joint venture, trust or other enterprises.

Article VII of our bylaws provides that we shall provide to all persons elected or appointed as an officer of NHI indemnification on account of matters resulting in their capacity as an officer to the full extent permitted by our charter.

NHI REIT, Inc.’s charter provides that it shall, to the fullest extent permitted by the MGCL, indemnify any and all persons whom it has the power to indemnify under the MGCL.

The MGCL presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited by charter provision, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit, or (ii) if the judgment or other final adjudication is entered in a proceeding based on a finding that the directors’ or officers’ action, or failure to act, was a result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter limits the liability of directors and officers to us and our stockholders to the full extent permitted under the MGCL. The provisions of our charter do not limit the ability of us or our stockholders to obtain other relief, such as injunction or rescission.

Section 2-418 of the MGCL requires a corporation, unless its charter provides otherwise, which our charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. Section 2-418 of the MGCL generally permits indemnification of any director or officer made or threatened to be made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

The MGCL permits a corporation to advance expenses prior to the final disposition of a proceeding upon obtaining: (i) a written affirmation by the director or officer of the director’s good faith belief that the director has met the standard of conduct necessary for indemnification by such corporation as authorized by the MGCL and (ii) a written statement by or on the director’s behalf to repay the amount paid or reimbursed by such corporation if it shall ultimately be determined that the standard of conduct was not met. Because our charter and bylaws do not obligate us to advance expenses, expenses can be advanced upon approval of our board, pursuant to a provision in a contract with the director or officer, or upon an amendment of our bylaws approved by the board.

The following applies to the additional guarantor registrants organized as Delaware limited liability companies.

The limited liability company agreements of certain of the additional guarantor registrants organized in Delaware generally provide for the indemnification of each respective registrant’s members, officers, directors, employees and agents to the fullest extent permissible under Delaware law. These registrants include NHI-REIT of Colorado, LLC, NHI-REIT of Minnesota, LLC, NHI Selah Properties, LLC, NHI-REIT of Northeast, LLC, NHI-REIT of Washington, LLC, NHI/Anderson, LLC, NHI/Laurens, LLC, NHI-REIT of Florida, LLC, NHI-Bickford RE, LLC, and NHI-REIT of DSL PropCo, LLC.

The limited liability company agreements of certain of the other additional guarantor registrants organized in Delaware do not contain any provision regarding indemnification. These registrants include Florida Holdings IV, LLC, NHI-REIT of Oregon, LLC, NHI-REIT of Wisconsin, LLC, NHI-REIT of Ohio, LLC, NHI-REIT of Maryland, LLC, NHI-REIT of Seaside, LLC, NHI-REIT of Next House, LLC, NHI-REIT of Axel, LLC, NHI-REIT of Michigan, LLC, NHI-REIT of Bickford, LLC, NHI-REIT of North Carolina, LLC, NHI-REIT of TX-IL, LLC, NHI-SS TRS, LLC, and NHI-REIT of Indiana, LLC.

Section 18-303(a) of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company shall be solely the limited liability company’s, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the DLLCA provides that, subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The following applies to the additional guarantor registrants organized as Tennessee limited liability companies.

The limited liability company agreement of NHI-REIT of Tennessee, LLC provides for the indemnification of (i) the registrant’s member, (ii) any affiliate of the registrant’s member and (iii) any officer, director, employee, or agent of the registrant, the registrant’s member or any of its affiliates (each, an “Indemnitee”), from and against any claim, loss, damage, liability, or reasonable expense (including reasonable attorneys’ fees, court costs, and costs of investigation and appeal) suffered or incurred by any such Indemnitee by reason of, or arising from, the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Company, in each case to the fullest extent permitted under the Tennessee Revised Limited Liability Company Act (the “TLLCA”).

The limited liability company agreement of Inchin Along, LLC does not contain any provision regarding indemnification.

Section 48-249-115(b) of the TLLCA provides that a limited liability company may indemnify an individual made a party to a proceeding because such individual is or was a responsible person against liability incurred in the proceeding if the individual (i) acted in good faith, (ii) reasonably believed that such individual’s conduct in such individual’s official capacity was in the company’s best interest and, in all other cases, that such individual’s conduct was at least not opposed to the company’s best interests and (iii) in a criminal proceeding, had no reasonable cause to believe such individual’s conduct was unlawful. Section 48-249-115(b) of the TLLCA also provides that unless ordered by a court of competent jurisdiction, a limited liability company may not indemnify a responsible person in connection with a proceeding by the company in which the responsible person was adjudged liable to the company or in connection with any other proceeding in which such responsible person was adjudged liable to the company for receiving an improper personal benefit. Section 48-249-115(c) of the TLLCA provides that a limited liability company shall indemnify a responsible person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party, because the person is or was a responsible person, against reasonable expenses incurred by the person in connection with the proceeding. Section 48-249-115(i) of the TLLCA prohibits indemnification to a responsible person if a judgment or other final adjudication adverse to the responsible person or officer establishes such person’s liability for (i) any breach of the duty of loyalty to the limited liability company or its members, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (iii) unlawful distributions.

The following applies to the additional guarantor registrants organized as Oregon limited liability companies.

The limited liability company agreements of Myrtle Beach Retirement Residence LLC and Voorhees Retirement Residence LLC do not contain any provision regarding indemnification.

Section 63.160 of the Oregon Limited Liability Company Act provides that the articles of organization or operating agreement may provide for indemnification of any person for any acts or omissions as a member, manager, employee or agent and may eliminate or limit liability of a member, manager, employee or agent to the limited liability company or its member for damages from such acts or omissions; provided, that indemnification is not permitted for (i) any act or omission occurring prior to the date such provision became effective or (ii) any breach of the duty of loyalty, acts or omissions not in good faith which involve intentional misconduct or knowing violation of the law, any unlawful distribution or any transaction from which the member or manager derives an improper personal benefit.

The following applies to the additional guarantor registrant organized as a Texas limited liability company.

The limited liability company agreement of Texas NHI Investors, LLC does not contain any provision regarding indemnification.

Section 101.402 of the Texas Business Organizations Code provides that a limited liability company may indemnify, pay in advance or reimburse any expenses incurred by, and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless any officer, member or manager of a limited liability company or an assignee of a membership interest in the company.

The following applies to the additional guarantor registrant organized as a Virginia limited partnership.

The limited partnership agreement of NHI-REIT of Virginia, L.P. provides for the indemnification, to the fullest extent provided by law, of the general partner and its parent corporation, their shareholders, officers, directors, partners, agents and employees.

Section 50-73.24 of the Virginia Revised Uniform Limited Partnership Act (the “VRULPA”) provides that a limited partner is not liable for the obligations of a limited partnership unless he is also a general partner or, in addition to the exercise of his rights and powers as a limited partner, he participates in the control of the business. However, if the limited partner participates in the control of the business, he is liable only to persons who transact business with the limited partnership reasonably believing, based upon the limited partner’s conduct, that the limited partner is a general partner.

Section 50-73.29 of the VRULP and Section 50-73.96 of the Virginia Uniform Partnership Act (the “VUPA”) provide that general partners are jointly and severally liable for all obligations of the partnership unless otherwise agreed by the claimant or provided by law. Section 50-73.29 of the VRULP and Section 50-73.96 of the VUPA provide that a partnership shall reimburse a general partner for payments made and indemnify a general partner for liabilities incurred by the general partner in the ordinary course of the business of the partnership or for the preservation of its business or property, subject to certain exceptions.

The following applies to the additional guarantor registrant organized as a Florida limited partnership.

The limited partnership agreement of NHI/REIT of Florida, L.P. provides for the indemnification, to the fullest extent provided by law, of the general partner and its parent corporation, their shareholders, officers, directors, partners, agents and employees.

Section 620.1303 of the Florida Revised Uniform Limited Partnership Act (the “FRULPA”) provides that a limited partner is not personally liable, directly or indirectly, by way of contribution or otherwise, for an obligation of the limited partnership solely by reason of being a limited partner, even if the limited partner participates in the management and control of the limited partnership.

Section 620.1406 of the FRULPA provides that a limited partnership shall reimburse a general partner for payments made and indemnify a general partner for liabilities incurred by the general partner in the ordinary course of activities of the partnership or for the preservation of its activities or property if such payments were made or such liabilities were incurred in good faith and either in the furtherance of the limited partnership’s purposes or the ordinary scope of its activities.

The following applies to the additional guarantor registrant organized as an Arizona limited partnership.

The limited partnership agreement of NHI-REIT of Arizona, Limited Partnership provides for the indemnification, to the fullest extent provided by law, of the general partner and its parent corporation, their shareholders, officers, directors, partners, agents and employees.

Section 29-319 of the Arizona Revised Statutes (the “ARS”) provides that a limited partner is not liable for the obligations of a limited partnership unless he is also a general partner or, in addition to the exercise of his rights and powers as a limited partner, he participates in the control of the business. However, if the limited partner participates in the control of the business, he is liable only to persons who transact business with the limited partnership reasonably believing, based on the limited partner’s conduct, that the limited partner is a general partner.

Sections 29-324 and 29-1031 of the ARS provide that a partnership shall reimburse a general partner for payments made and indemnify a general partner for liabilities incurred by the general partner in the ordinary course of the business of the partnership or for the preservation of its business or property.

The following applies to the additional guarantor registrant organized as a Georgia limited partnership.

The limited partnership agreement of NHI-REIT of Georgia, L.P. provides for the indemnification, to the fullest extent provided by law, of the general partner and its parent corporation, their shareholders, officers, directors, partners, agents and employees.

Section 14-9-303 of the Georgia Revised Uniform Limited Partnership Act (the “GRULPA”) provides that a limited partner is not liable for the obligations of a limited partnership by reason of being a limited partner and does not become so by participating in the management or control of the business.

Section 14-9-108 of the GRULPA provides that a limited partnership has the power to indemnify any partner or other person from and against any and all claims and demands whatsoever; provided that the limited partnership may not indemnify any person for (i) intentional misconduct or a knowing violation of law, or (ii) any transaction for which the indemnitee received a personal benefit in violation or breach of any provision of the partnership agreement subject to any limitations set forth in the limited partnership agreement. Section 14-9-108 of the GRULPA further provides that (i) the partnership agreement may expand or eliminate a partner’s duties and liabilities; provided that the partnership agreement may not eliminate or limit the liability of such partner for intentional misconduct or a knowing violation of law or for any transaction for which the partner received a personal benefit in violation or breach of any provision of the partnership agreement, and (ii) the partner shall have no liability to the limited partnership or to any other partner for his or her good faith reliance on the provisions of the partnership agreement.

The following applies to the additional guarantor registrant organized as a South Carolina limited partnership.

The limited partnership agreement of NHI-REIT of South Carolina, L.P. provides for the indemnification, to the fullest extent provided by law, of the general partner and its parent corporation, their shareholders, officers, directors, partners, agents and employees.

Section 33-42-430 of the South Carolina Uniform Limited Partnership Act (the “SCULPA”) provides that a limited partner is not liable for the obligations of a limited partnership unless he is also a general partner, or in addition to the exercise of his rights and powers as a limited partner, he takes part in the control of the business. However, if the limited partner’s participation in the control of the business is not substantially the same as the exercise of the powers of a general partner, he is liable only to persons who transact business with the limited partnership with actual knowledge of his participation in control.

Section 33-42-630 of the SCULPA and Section 33-41-370 of the South Carolina Uniform Partnership Act (the “SCUPA”) provide that general partners are jointly and severally liable for everything chargeable to the partnership. Section 33-42-630 of the SCULPA and Section 33-41-510 of the SCUPA provide that the partnership must indemnify the general partner in respect of payments made and personal liabilities reasonably incurred by the general partner in the ordinary and proper conduct of its business or for the preservation of its business or property.

The following applies to the additional guarantor registrant organized as a California limited partnership.

The limited partnership agreement of NHI-REIT of California, LP provides that the partnership shall indemnify the general partner from any liability or damage, shall defend, hold harmless, and pay all judgments against the general partner incurred by reason of any act or omission or alleged act or omission in connection with the business of the partnership; and shall indemnify the general partner for such liabilities under federal and state securities laws as the law permits. The limited partnership agreement further provides that all judgments against the limited partnership or the general partner or any employees or agents of the general partner, wherein the general partner or the employees or agents of the general partner are entitled to indemnification, must first be satisfied from partnership assets before the general partner or the employees or agents of the general partner are responsible for these obligations.

Section 15903.03 of the California United Limited Partnership Act of 2008 (the “CULPA”) provides that a limited partner is not liable for any obligation of a limited partnership unless named as a general partner in the certificate of limited partnership or, in addition to exercising the rights and powers of a limited partner, the limited partner participates in the control of the business. If a limited partner participates in the control of the business without being named as a general partner, that partner may be held liable as a general partner only to persons who transact business with the limited partnership with actual knowledge of that partner’s participation in control and with a reasonable belief, based upon the limited partner’s conduct, that the partner is a general partner at the time of the transaction.

Section 15904.04 of the CULPA provides that all general partners are liable jointly and severally for all obligations of the limited partnership unless otherwise agreed by the claimant or provided by law. Section 15904.06 of the CULPA provides that a limited partnership shall reimburse a general partner for payments made, and indemnify a general partner for liabilities incurred by the general partner, in the ordinary course of the activities of the partnership or for the preservation of its activities or property.

The following applies to the additional guarantor registrant organized as an Alabama limited partnership.

The limited partnership agreement of NHI REIT of Alabama, L.P. provides for the indemnification, to the fullest extent provided by law, of the general partner and its parent corporation, their shareholders, officers, directors, partners, agents and employees.

Section 10A-9A-3.03 of the Alabama Limited Partnership Law provides that a limited partner is not personally liable, directly or indirectly, by way of contribution or otherwise, for a debt, obligation, or other liability of the limited partnership solely by reason of being a limited partner, even if the limited partner participates in the management and control of the limited partnership.

Section 10A-9A-4.04 of the Alabama Limited Partnership Law provides that all general partners are liable jointly and severally for all debts, obligations, and liabilities of the limited partnership unless otherwise agreed by the claimant or provided by law. Section 10A-9A-1.05 of the Alabama Limited Partnership Law provides that a limited partnership may indemnify and hold harmless a partner or other person, pay in advance or reimburse expenses incurred by a partner or other person, and purchase and maintain insurance on behalf of a partner or other person.

The following applies to the additional guarantor registrant organized as an Idaho limited partnership.

The limited partnership agreement of NHI-REIT of Idaho, L.P. provides for the indemnification, to the fullest extent provided by law, of the general partner and its parent corporation, their shareholders, officers, directors, partners, agents and employees.

Section 30-24-303 of the Idaho Uniform Limited Partnership Act (the “IULPA”) provides that a limited partner is not personally liable, directly or indirectly, by way of contribution or otherwise, for a debt, obligation, or other liability of the limited partnership solely by reason of being or acting as a limited partner, even if the limited partner participates in the management and control of the limited partnership.

Section 30-24-408 of the IULPA generally provides that (i) a limited partnership shall reimburse a general partner for any payment made by the general partner in the course of the general partner’s activities on behalf of the partnership, (ii) a limited partnership shall indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a general partner, if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of Idaho Code provisions concerning the duty of care and duty of loyalty, limitations on distributions and certain management rights, (iii) in the ordinary course of its activities and affairs, a limited partnership may advance reasonable expenses, including attorney’s fees and costs, incurred by a person in connection with a claim or demand against the person by reason of the person’s former or present capacity as a general partner, if the person promises to repay the partnership if the person ultimately is determined not to be entitled to be indemnified under clause (ii), and (iv) a limited partnership may purchase and maintain insurance on behalf of a general partner against liability asserted against or incurred by the general partner in that capacity or arising from that status even if the partnership agreement could not eliminate or limit the person’s liability to the partnership for the conduct giving rise to the liability.

The following applies to the additional guarantor registrant organized as a Missouri limited partnership.

The limited partnership agreement of NHI-REIT of Missouri, LP provides for the indemnification, to the fullest extent provided by law, of the general partner and its parent corporation, their shareholders, officers, directors, partners, agents and employees.

Section 359.201 of the Missouri Uniform Limited Partnership Law (the “MULPL”) provides that a limited partner is not liable for the obligations of a limited partnership by reason of being a limited partner and does not become so by participating in the management or control of the business.

Section 359.251 of the MULPL and Section 358.180 of the Missouri Uniform Partnership Law provide that the partnership must indemnify every general partner in respect of payments made and personal liabilities reasonably incurred by the general partner in the ordinary and proper conduct of its business, or for the preservation of its business or property.

Item 16.	Exhibits.

Exhibit Number	Description of Exhibits

1.1*	Form of Underwriting Agreement.

3.1	Articles of Incorporation of NHI. Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3 (Registration Statement No. 33-192322) of NHI.

3.2	Articles of Amendment to Articles of Incorporation of NHI dated as of June 8, 1994. Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-3 (Registration Statement No. 333-194653) of NHI.

3.3	Articles of Amendment to Articles of Incorporation of NHI dated as of May 1, 2009. Incorporated by reference to Exhibit A to the Definitive Proxy Statement of NHI filed on March 23, 2009.

3.4	Articles of Amendment to Articles of Incorporation of NHI dated as of May 2, 2014. Incorporated by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q filed on August 4, 2014.

3.5	Articles of Amendment to Articles of Incorporation of NHI dated as of May 6, 2020. Incorporated by reference to Exhibit 3.6 to the Quarterly Report on Form 10-Q filed on August 10, 2020.

3.6	Restated Bylaws of NHI, as amended November 5, 2012. Incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K filed on February 15, 2013.

3.7	Amendment No. 1 to Restated Bylaws of NHI dated February 14, 2014. Incorporated by reference to Exhibit 3.4 to the Annual Report on Form 10-K filed on February 18, 2014.

4.1**	Form of Indenture.

4.2*	Form of Debt Security.

4.3	Form of Certificate for Common Stock of Registrant. Incorporated by reference to Exhibit 3.9 to the Registration Statement on Form S-11 (Registration No. 33-41863) (filed in paper—hyperlink is not required pursuant to Rule 105 of Regulation S-T).

4.4*	Articles Supplementary with respect to Preferred Stock.

4.5*	Form of Preferred Stock Certificate.

4.6*	Form of Warrant Agreement.

4.7*	Form of Warrant.

4.8*	Form of Unit.

5.1	Opinion of Hogan Lovells US LLP.

8.1	Opinion of Hogan Lovells US LLP as to certain tax matters.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Moyer, Smith & Roller, P.A.

23.3	Consent of Hogan Lovells US LLP (included in Exhibit 5.1 hereto).

23.4	Consent of Hogan Lovells US LLP (included in Exhibit 8.1 hereto).

24.1**	Power of Attorney.

25.1	Statement of Eligibility of Trustee for Debt Securities on Form T-1.

*	To be filed by amendment or incorporated by reference when required in connection with the offering of securities.
**	Previously filed as an exhibit to the Registration Statement.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by NHI pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of NHI pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murfreesboro, State of Tennessee, on January 19, 2021.

NATIONAL HEALTH INVESTORS, INC.

/s/ D. Eric Mendelsohn
D. Eric Mendelsohn
President and Chief Executive Officer

NHI/REIT, INC.

/s/ D. Eric Mendelsohn
D. Eric Mendelsohn
President

FLORIDA HOLDINGS IV, LLC

By: NHI/REIT, Inc., its Sole Member

/s/ D. Eric Mendelsohn
D. Eric Mendelsohn
President

INCHIN ALONG, LLC

By: Florida Holdings IV, LLC, its Sole Member

By: NHI/REIT, Inc., its Sole Member

/s/ D. Eric Mendelsohn
D. Eric Mendelsohn
President

NHI REIT OF ALABAMA, L.P.
NHI-REIT OF ARIZONA, LIMITED PARTNERSHIP
NHI-REIT OF CALIFORNIA, LP
NHI/REIT OF FLORIDA, L.P.
NHI-REIT OF GEORGIA, L.P.
NHI-REIT OF IDAHO, L.P.
NHI-REIT OF MISSOURI, LP
NHI-REIT OF SOUTH CAROLINA, L.P.
NHI-REIT OF VIRGINIA, L.P.

By: NHI/REIT, Inc., its General Partner

/s/ D. Eric Mendelsohn
D. Eric Mendelsohn
President

NHI/ANDERSON, LLC

NHI/LAURENS, LLC

TEXAS NHI INVESTORS, LLC

NHI-REIT OF OREGON, LLC

NHI-REIT OF FLORIDA, LLC

NHI-REIT OF MINNESOTA, LLC

NHI-REIT OF TENNESSEE, LLC

NHI SELAH PROPERTIES, LLC

NHI-REIT OF WISCONSIN, LLC

NHI-REIT OF OHIO, LLC

NHI-REIT OF NORTHEAST, LLC

NHI-REIT OF WASHINGTON, LLC

NHI-REIT OF MARYLAND, LLC

NHI-REIT OF SEASIDE, LLC

NHI-REIT OF NEXT HOUSE, LLC

NHI-REIT OF AXEL, LLC

NHI-REIT OF MICHIGAN, LLC

NHI-REIT OF BICKFORD, LLC

NHI-REIT OF NORTH CAROLINA, LLC

NHI-REIT OF TX-IL, LLC

NHI-REIT OF COLORADO, LLC

NHI-BICKFORD RE, LLC

NHI-SS TRS, LLC

NHI-REIT OF INDIANA, LLC

By: National Health Investors, Inc., its Sole Member

/s/ D. Eric Mendelsohn
D. Eric Mendelsohn
President and Chief Executive Officer

NHI-REIT OF DSL PROPCO, LLC

By: National Health Investors, Inc., its Managing Member

/s/ D. Eric Mendelsohn
D. Eric Mendelsohn
President and Chief Executive Officer

MYRTLE BEACH RETIREMENT RESIDENCE LLC
VOORHEES RETIREMENT RESIDENCE LLC

By: NHI-REIT of Next House, LLC, its Sole Member

By: National Health Investors, Inc., its Sole Member

/s/ D. Eric Mendelsohn
D. Eric Mendelsohn
President and Chief Executive Officer

National Health Investors, Inc.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities on January 19, 2021:

Signature	Title

/s/ D. Eric Mendelsohn	President and Chief Executive Officer
D. Eric Mendelsohn	(Principal Executive Officer)

*	Chief Financial Officer
John Spaid	(Principal Financial Officer)

/s/ David Travis	Chief Accounting Officer
David Travis	(Principal Accounting Officer)

*	Chairman of the Board
W. Andrew Adams

/s/ Robert G. Adams	Director
Robert G. Adams

*	Director
James R. Jobe

*	Director
Robert A. McCabe, Jr.

/s/ Charlotte Swafford	Director
Charlotte Swafford

*	Director
Robert T. Webb

NHI/REIT, Inc.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on January 19, 2021:

Signature	Title

/s/ D. Eric Mendelsohn	President and Director
D. Eric Mendelsohn	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

*	Secretary and Director
Kristin S. Gaines

* By:	/s/D. Eric Mendelsohn
D. Eric Mendelsohn
Attorney-in-fact